Exhibit 2

 Execution Version

Dated ________________ 2023
ATLAS LUXCO S.À R.L. as Borrower and ATLAS INVESTISSEMENT as Holdco and [*****] and [*****] [*****] [*****] [*****] [*****] [*****] [*****] with [*****] [*****] [*****] [*****]
FACILITY AGREEMENT

35.	CONFIDENTIALITY OF FUNDING RATES	128

36.	tERMINATION	129

37.	Bail-In	129

38.	Counterparts	131

39.	Governing Law	131

40.	Enforcement	131

Schedule 1		132

	THE ORIGINAL LENDERS

Schedule 2 CONDITIONS PRECEDENT		133

Schedule 3		137

	utilisation Request

Schedule 4		138

	Form of Transfer Certificate

Schedule 5		140

	Form of Assignment Agreement

Schedule 6		143

	FORM OF EXTENSION REQUEST LETTER

THIS AGREEMENT is made on _________________ between the following parties:

(1)	ATLAS LUXCO S.À R.L, a private limited liability company (société à responsabilité limitée) existing under the laws of the Grand Duchy of Luxembourg with its registered office at 53, boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B274990 as the borrower (the “Borrower”);

(2)	ATLAS INVESTISSEMENT, a private limited liability company (société par actions simplifiée à associé unique) organised under the laws of France, with registered office at 16 rue de la Ville L'Evêque - 75008 Paris, France, registered with the trade and companies register (Registre de commerce et des sociétés) of Paris under number 908 070 188 as holdco (“Holdco”);

[*****]	[*****]

[*****]	[*****]

[*****]	[*****]

[*****]	[*****]

[*****]	[*****]

[*****]	[*****]

[*****]	[*****]

[*****]	[*****]

IT IS AGREED as follows:

1.	Definitions and Interpretations

1.1	Definitions

In this Agreement:

“40% Lenders” means a Lender or Lenders whose participation in the Loan Amount aggregate more than 40 per cent. of the Loan Amount (or, if the Loan Amount has been reduced to zero, aggregated more than 40 per cent. of the Loan Amount immediately prior to that reduction) and not taking into account any Loan Amount in relation to which a Prepayment Notice has been served in accordance with Clause 7 (Prepayment and Cancellation);

“Acceptable Bank” means:

(a)	a bank or financial institution which has a rating for its long-term unsecured and non-credit-enhanced debt obligations of BBB- or higher by S&P or Fitch or Baa3 or higher by Moody's or a comparable rating from an internationally recognised credit rating agency; or

(b)	any other bank or financial institution approved by the Facility Agent;

“Accounting Principles” means in relation to any person, the generally accepted accounting principles in that person’s jurisdiction of incorporation, including without limitation, GAAP;

“Adjustment Event” means any of the following:

(a)	a subdivision, consolidation or reclassification of the Shares or SDRs (unless resulting in a Merger Event);

(b)	a distribution, issue or dividend (including extraordinary dividend) to existing holders of the Shares and/or SDRs of:

(i)	additional Shares or SDRs, as applicable;

(ii)	other share capital, deposit receipts or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Issuer equally or proportionately with such payments to holders of the Shares or SDRs, as applicable;

(iii)	share capital or other securities of another issuer acquired or owned (directly or indirectly) by the Issuer as a result of a spin-off or other similar transaction; or

(iv)	any other type of securities, rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price as determined by the Calculation Agent,

(including where such distribution, issue or dividend is made pursuant to a plan or arrangement directed against hostile takeovers);

(c)	a call by the Issuer in respect of Shares or the SDRs, respectively, that are not fully paid;

(d)	a repurchase by the Issuer or any of its Affiliates of Shares or SDRs, respectively, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

(e)	in respect of the Issuer, an event that results in any shareholder rights being distributed or becoming separated from shares of common stock or other shares of the capital stock of the Issuer pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides upon the occurrence of certain events for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value, as determined by the Calculation Agent at the relevant time, provided that any adjustment effected as a result of such an event be readjusted upon any redemption of such rights;

(f)	the declaration of a dividend determined by the Calculation Agent to be a non-cash extraordinary dividend in respect of the Shares and/or SDRs;

(g)	(i) the making of any amendment or supplement to the terms of the Deposit Agreement and/or the SDRs or (ii) any other event as a result of which the SDRs represent fewer or more Shares than, and/or any property or assets in addition to, or as a whole or partial replacement of, in each case, the number of Shares represented by the SDRs prior to such event (including, without limitation, any change to the Relevant Ratio);

(h)	any other event that, in the Calculation Agent’s reasonable opinion, may have a diluting or concentrative effect on the theoretical value of the Shares;

(i)	the Issuer ceasing to be a “foreign private issuer” as such term is defined in and determined under Rule 3b-4 under the Exchange Act;

(j)	any transaction or event (including, without limitation, any Change in Law or any amendment to the Issuer’s organisational documents) shall have been announced that the Calculation Agent reasonably determines is likely to be consummated, completed or effected and, if consummated, completed or effected, would reasonably be expected to result in the imposition of any Transfer Restrictions (other than the Existing Transfer Restrictions) on the Collateral SDRs; or

(k)	the Collateral SDRs at any point exceed the Maximum Number of Collateral SDRs;

“Administrative Agent” means the Facility Agent and the Calculation Agent;

“Adverse Corporate Decision” means in relation to the Borrower the submission to the vote of the shareholder of any proposition that would, if approved, result in, or the occurrence of any of the following events, as applicable:

(a)	any amendment to the rules under the articles of association applicable to the appointment or revocation of the Borrower’s management which would have the effect of Holdco, losing the right to appoint or revoke all of the management of the Borrower; or

(b)	any change to its corporate form or nationality or its registered office being outside Luxembourg; or

(c)	any written statement by the Borrower affirming or asserting that its centre of main interests or its central administration (administration centrale) is not in Luxembourg, or any decision by a court of law that the centre of main interests of the Borrower or its central administration (administration centrale) is not in Luxembourg;

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Entity of that person or any other Subsidiary of that Holding Entity;

“Agent Business Day” means a day (other than a Saturday or Sunday) on which banks are open for business in London;

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) with such amendments as the Facility Agent may approve or reasonably require;

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;

“Availability Period” means the period from and including the Signing Date to and including the Availability Period End Date;

“Availability Period End Date” means 31 July 2023;

“Available Commitment” means a Lender’s Commitment minus:

(a)	the Loan Amount made available by the Lender; and

(b)	in relation to any proposed Loan to be made available by such Lender, any other Loans that are due to be made on or before the proposed Utilisation Date by such Lender;

“Available Facility” means, in relation to the Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility;

“Base Currency” means euros;

“Blind Mandate” means a pre-agreed mandate (which the Borrower is not able to amend or terminate, other than at the time when it is not in possession of any Material Non-Public Information) provided by the Borrower to [*****], acting as broker, to purchase, having regard to market conditions at the time, a specified number of SDRs such that the Borrower does not hold at any time SDRs in an amount exceeding the Maximum Number of Collateral SDRs for a price not exceeding the maximum price specified in such mandate;

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America;

“Borrower Group” means the Guarantor and its Subsidiaries for the time being.

“Borrower Share Pledge Agreement” means the Luxembourg law governed share pledge agreement over the entire issued share capital of the Borrower, entered into between Holdco and the Security Agent on or about the Signing Date;

“Break Costs” means the amount (if any) by which:

(a)	the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the relevant Loan or Unpaid Sum to the last day of the current Interest Period in respect of the relevant Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Payment Business Day following receipt or recovery and ending on the last day of the current Interest Period;

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for business in London, Paris and Luxembourg;

“Calculation Agent's Spot Rate of Exchange” means in respect of any day, the spot rate of exchange between Euro and SEK published by Bloomberg on page EURSEK Curncy BFIX at 5p.m. Paris time;

“Cash” means cash denominated in EUR;

“Cash Collateral” means, in relation to the Facility, cash denominated in EUR standing to the credit of the Cash Collateral Account at any time;

“Cash Collateral Account” means each EUR, USD and SEK bank account identified as such in the Collateral Security Agreement, which are:

(a)	held in Luxembourg in the name of the Borrower with the Custodian; and

(b)	subject to the Transaction Security,

and from which no withdrawals may be made by the Borrower at any time during the applicable Security Period except as permitted by this Agreement, as the same may be redesignated, substituted or replaced from time to time, provided for the avoidance of doubt that the Borrower shall have the ability to open other bank accounts that are not subject to Transaction Security;

“Cash Collateral Account Balance” means, at any time in relation to the Facility, the balance standing to the credit of the Cash Collateral Account at that time;

“Cash Collateral Value” means, at any time in relation to the Facility, the aggregate value, (expressed in Euros using the Calculation Agent’s Spot Rate of Exchange, as determined by the Calculation Agent on such date), of the Cash Collateral Account Balance standing to the credit of the Cash Collateral Account at that time;

“Change in Law” means the occurrence, after the date hereof, of any of the following:

(a)	the adoption or taking effect of any Law;

(b)	any change in any Law or in the administration, interpretation or application thereof by any Governmental Authority; or

(c)	the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority;

“Change of Control” has the meaning given to such term in the Fee and Ratio Letter;

“Code” means the US Internal Revenue Code of 1986, as amended;

“Collateral” means, in relation to the Facility, the Collateral SDRs and/or the Cash Collateral in respect of the Facility, as the context demands, which from time to time are, or are expressed to be, the subject of Transaction Security;

“Collateral LTV Ratio” means at any time in relation to the Facility, the quotient (expressed as a percentage) of (X) divided by (Y), where:

(a)	(X) is equal to (A) the Loan Amount (together with any accrued but unpaid: (i) interest; and (ii) Undrawn Commitment Fee) as of the day of determination less (B) the Cash Collateral Value credited to the Cash Collateral Account as of the day of determination; and

(b)	(Y) is equal to the Market Value of Collateral SDRs as of the day of determination (provided that in determining the Market Value of Collateral SDRs, any Collateral SDRs in excess of the Maximum Number of Collateral SDRs, shall not be taken into consideration for the purpose of such calculation);

“Collateral SDRs” means the SDRs credited to the Collateral SDRs Account;

“Collateral SDRs Account” means the securities account identified as such in the Collateral Security Agreement and any sub-accounts with respect to such account which is:

(a)	held in Luxembourg in the name of the Borrower with the Custodian; and

(b)	subject to the Transaction Security,

and from which no withdrawals may be made by the Borrower at any time during the applicable Security Period except as permitted by this Agreement, as the same may be redesignated, substituted or replaced from time to time;

“Collateral Security Agreement” means the Luxembourg law governed security agreement over the Collateral SDRs Account and the Cash Collateral Account entered into between the Borrower and Security Agent on or about the Signing Date together with the Pledge Notice and Acknowledgment (as true copy of which will be provided on or one Business Day after the date of the Collateral Security Agreement pursuant to Schedule 2 (Conditions Precedent));

“Commitment” means:

(a)	in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Commitments" in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement;

“Commitment Fee Percentage” has the meaning given to such term in the Fee and Ratio Letter;

“Communication” has the meaning given to such term in Clause 19.19 (Provision of Material Non-Public Information);

“Confidential Information” means all information relating to any Obligor, any Affiliates of the Guarantor or of Obligor (including for the avoidance of doubt Xavier Niel and his Affiliates) the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	the Borrower or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from the Borrower or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 21.8 (Disclosure of Information); or

(ii)	is identified in writing at the time of delivery as non-confidential by the Borrower or any of its advisers; or

(iii)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Borrower and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality;

“Confidentiality Undertaking” means a confidentiality undertaking substantially in the relevant recommended form of the LMA or in any other form agreed between the Borrower and the Facility Agent;

“Connected Person” means, as applied to any person, any other person directly or indirectly Controlling, Controlled by, or under common Control with, that person;

“Consenting Lender” has the meaning given to such term in Clause 6.2(c) (Maturity Extension);

“Constitutional Documents” means in respect of any person, its memorandum and articles of association or incorporation (as applicable), certificate of incorporation or registration (if applicable), or other document pursuant to which it is incorporated, organised or registered;

“Control” means, unless otherwise expressly specified, the possession, indirectly or directly, of the power to direct or cause the direction of the management or policies of a person, whether through (a) the ability to exercise voting power, by contract or otherwise, or (b) by virtue of any powers conferred by the articles of association, exempted limited partnership agreement or other documents regulating any other person. “Controlling” and “Controlled” have meaning correlative thereto;

“Coordination Agreement” means the coordination agreement dated on or about the Signing Date between each Original Lender and the Calculation Agent in connection with the Finance Documents and any other coordination agreement in connection with cooperation principles relating to this Agreement, each as may be amended, supplemented and/or restated or adhered to by any additional lenders;

“Custodian” means [*****], a bank located in Luxembourg;

“Custodian Default Event” means that any one more of the following has occurred:

(a)	a breach by the Custodian of any of its material obligations under the Custody Agreement;

(b)	the occurrence of an Insolvency Event, an Insolvency Filing Event or an Insolvency Proceedings Event in respect of the Custodian, provided that, for the purposes of this paragraph, references in such Clauses to "the Relevant Entity" shall be deemed to be references to the Custodian;

(c)	it is or has become unlawful for the Custodian to perform any of its obligations under the Custody Agreement or the Custodian has repudiated or evidenced to a Finance Party an intention to repudiate the Custody Agreement; or

(d)	the Custodian has resigned, terminated or has given notice of its intention to resign or terminate from its role under the Custody Agreement,

provided that in the case of paragraph (d) above, the Custodian is not replaced by agreement between the Lenders and the Borrower within five (5) Business Days of such Custodian Default Event, as determined by the Facility Agent (acting on the instructions of all Lenders);

“Custody Agreement” means the terms and conditions relating to the Cash Collateral Account and the Collateral SDRs Account and associated forms executed by the Custodian and the Borrower on 6 February 2023;

"DAC6" means the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU as regards mandatory automatic exchange of information in the field of taxation in relation to reportable cross-border arrangements as amended and any regulation or law relating to, implementing or having similar effect to it in any relevant jurisdiction;

“Default” means an event which is, or after notice or passage of time or both would be, an Event of Default;

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent;

“Deposit Agreement” means the general terms and conditions of SDR Issuer for Swedish depositary receipts regarding Shares dated January 2012, as amended in February 2022 and as from time to time amended or supplemented in accordance with their terms;

“Deposit Agreement Event” means that any one or more of the following has occurred:

(a)	the announcement by the SDR Issuer or the Issuer that the Deposit Agreement is (or will be) terminated;

(b)	the announcement by the SDR Issuer or the Issuer that the SDR Issuer has resigned or been removed (or will resign or will be removed) as the depositary for the SDRs;

(c)	an Insolvency Event, an Insolvency Proceedings Event or an Insolvency Filing Event occurs with respect to the SDR Issuer where the SDR Issuer is the “Relevant Entity” as used in the defined terms “Insolvency Event”, “Insolvency Proceedings Event” or “Insolvency Filing Event”, as applicable;

(d)	a breach by SDR Issuer of any of its material obligations under the Deposit Agreement which is capable of being remedied but is not remedied within one Business Day of such breach;

(e)	it is or has become unlawful for SDR Issuer to perform any of its obligations under the Deposit Agreement or SDR Issuer has repudiated or evidenced an intention to repudiate the Deposit Agreement; or

(f)	the Deposit Agreement is (or will be) amended or modified,

in each case, provided that, the occurrence of such event will not constitute a Deposit Agreement Event if (in each case as determined by the Facility Agent acting on the instructions of all Lenders) the Facility Agent reasonably determines that the relevant event would not impair, adversely affect or otherwise prejudice the interests of any Finance Party under the Finance Documents (including without limitation, the ability of the Security Agent or a Delegate to deposit the SDRs in exchange for Shares which shall not be subject to any Transfer Restriction (other than the Existing Transfer Restrictions) pursuant to the terms of the Deposit Agreement or otherwise in connection with the enforcement of the Transaction Security or the ability of the Finance Parties to trade SDRs);

“Disrupted Day” means any Scheduled Trading Day on which:

(a)	the Exchange does not open for trading during its regular trading session; or

(b)	a Trading Disruption or an Exchange Disruption (which the Calculation Agent (acting reasonably) determines is material) occurs or exists during the one hour period that ends at the time at which, in either case, it is necessary for the Calculation Agent to calculate the Market Value of any Collateral SDRs or a Market Reference Price; or

(c)	the Exchange closes prior to its scheduled closing time unless such earlier closing time is announced by the Exchange at least one hour prior to the earlier of:

(i)	the actual closing time for the regular trading session on the Exchange on such Scheduled Trading Day; and

(ii)	the submission deadline for orders to be entered into the Exchange system for execution on such Scheduled Trading Day;

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted;

“Dividend LTV Ratio 1” has the meaning given to such term in the Fee and Ratio Letter;

“Dividend LTV Ratio 2” has the meaning given to such term in the Fee and Ratio Letter;

“Dividend LTV Test Day” has the meaning given to such term in Clause 7.4(c) (Prepayment of Loan using Dividends and withdrawal of ordinary cash Dividends);

“Dividends” means, in relation to the Facility, all present and future:

(a)	dividends and distributions of any kind and any other sum received or receivable in respect of any of the SDRs or the Shares represented thereby;

(b)	rights, shares, money or other assets accruing or offered by way of redemption, conversion, preference, bonus, option or otherwise in respect of any of the SDRs or the Shares represented thereby;

(c)	allotments, accretions, benefits, advantages, offers and rights accruing or offered in respect of any of the SDRs or the Shares represented thereby; and

(d)	other rights and assets attaching to, deriving from or exercisable by virtue of the ownership of, any of the SDRs of the Shares represented thereby;

“Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower;

“Enforcement” means the enforcement of any Transaction Security, the giving of instructions as to actions with respect to the Transaction Security and/or the Collateral and the taking of any other actions consequential on (or necessary to effect) any of those actions;

“Equity Contribution” means:

(a)	a subscription by Holdco for shares issued by the Borrower, or any capital contributions made by Holdco to the Borrower; or

(b)	any loans made to the Borrower by Holdco or its Affiliates or notes, bonds or like instruments issued by the Borrower to Holdco or its Affiliates.

“Erroneous Payment” has the meaning given to such term in Clause 28.12 (Amounts Paid in Error);

“EU Insolvency Regulation” means Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast);

“EURIBOR” means, in relation to any Loan:

(a)	the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 11.1 (Unavailability of Screen Rate),

and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero;

“Event of Default” means any event or circumstance specified as such in Clause 20 (Events of Default), subject for the avoidance of doubt to any grace periods as specified therein;

“Exchange” means Nasdaq Stockholm AB;

“Exchange (US)” means the Nasdaq Global Select Market;

“Exchange Act” means the U.S. Exchange Act of 1934, as amended;

“Exchange Disruption” means any event (other than an early closure of the Exchange on any Scheduled Trading Day) that disrupts or impairs (as determined by the Calculation Agent ) the ability of market participants in general to effect transactions in, or obtain market values for, the SDRs on the Exchange;

“Existing Transfer Restrictions” means (i) any legal restrictions under the federal securities laws of the United States arising solely as a result of Borrower’s (or, if applicable, a Finance Party’s) status as an “affiliate” (within the meaning of Rule 144) of the Issuer; (ii) any liens routinely and generally imposed on all securities by the Exchange (in respect of the SDRs), the Exchange (US) (in respect of the Shares) or the clearing system through which the SDRs or the Shares (as applicable) are held; (iii) any requirement to produce a prospectus for a sale of the SDRs or Shares in any jurisdiction where such sale is subject to the Regulation (EU) 2017/1129 (the “Prospectus Regulation”) and constitutes an “offer of securities to the public” as defined in the Prospectus Regulation; (iv) any obligation to make notification and obtain clearances in the United States under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (v) disclosure requirements to make notice to the general public pursuant to any applicable transparency rules, pursuant to the listing rules of the Exchange or the Exchange (US) and/or pursuant to Regulation FD or MAR;

“Extended Maturity Date” means the date falling 12 Months after the Scheduled Maturity Date;

“Extension Agreement” has the meaning given to such term in Clause 6.2(c) (Maturity Extension);

“Extension Agreement Date” means, with respect to an Extension Agreement, the date of the Facility Agent’s countersignature of the relevant Extension Request Letter pursuant to Clause 6.2(d) (Maturity Extension);

“Extension Request Letter” has the meaning given to such term in Clause 6.2(a) (Maturity Extension);

“Facility” means the loan facility made available under this Agreement as described in Clause 2 (The Facility);

“Facility Office” means the office or offices of a Lender, as set out in its address in Clause 30.2 (Addresses) or notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Agent Business Days’ written notice) as the office or offices, through which it will perform its obligations under this Agreement;

“Fallback Interest Period” means one (1) week;

“FATCA” means;

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction;

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA;

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA;

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction;

“Fee Letter” means a fee letter between the Security Agent, the Facility Agent and the Borrower dated on or about the Signing Date setting out the fees payable to the Security Agent and the Facility Agent;

“Fee and Ratio Letter” means a letter entered into by the Parties to this Agreement dated on or about the Signing Date setting out certain commercial terms with respect to this Agreement;

“Finance Document” means this Agreement, the Guarantee, the Guarantor Deed, any Transfer Certificate, any Assignment Agreement, each Transaction Security Document, the Subordination Deed, each Utilisation Request, the Custody Agreement, the Fee Letter, the Fee and Ratio Letter and any other document designated as a Finance Document by the Facility Agent and the Borrower;

“Finance Party” means a Lender, an Arranger, an Administrative Agent or the Security Agent;

“Financial Indebtedness” means, without double counting, any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks;

(b)	any acceptance credit (including any dematerialised equivalent);

(c)	any bond, note, debenture, loan stock or other similar instrument;

(d)	receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis);

(e)	the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(f)	any amounts raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

(i)	any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in the above paragraphs,

provided that indebtedness which has been cash-collateralised shall not be included in any calculation of Financial Indebtedness to the extent so cash collateralised and any indebtedness which is in the nature of equity (other than redeemable shares) shall not be regarded as Financial Indebtedness;

“Fitch” means Fitch Ratings Ltd;

“Funding Rate” means any individual rate notified by a Lender to the Facility Agent pursuant to paragraph (a)(ii) of Clause 11.3 (Cost of Funds);

“GAAP” means generally accepted accounting principles in France (as regards to the Guarantor or Holdco) and Luxembourg (as regards the Borrower);

“Governmental Authority” means the government of any jurisdiction, or any political subdivision thereof, whether provincial, state or local, and any department, ministry, agency, instrumentality, authority, body, court, central bank or other entity lawfully exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government;

“Guarantee” means a French law governed first demand guarantee signed by the Guarantor and granted in favour of the Security Agent, dated on or about the Signing Date, as amended from time to time;

“Guarantor” means NJJ Holding SAS, a French société par actions simplifiée à associé unique having its registered office at 16 rue de la Ville l'Evêque, 75008 Paris and registered in France under sole identification number 520 230 590 RCS Paris;

“Guarantor Deed” means a deed or representations, warranties and undertakings issued by the Guarantor in favour of the Facility Agent with respect to the Guarantee.

“Historic Screen Rate” means, in relation to any Loan, the most recent applicable Screen Rate for the currency of that Loan and for a period equal in length to the Interest Period of that Loan and which is as of a day which is no more than three (3) Business Days before the Quotation Day;

“Holding Entity” means, in relation to a person, any other person in respect of which it is a Subsidiary;

“Holding Percentage” has the meaning given to such term in the Fee and Ratio Letter;

“Illiquidity Event” has the meaning given to such term in the Fee and Ratio Letter;

“Impaired Agent” means the Facility Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	it otherwise rescinds or repudiates a Finance Document; or

(c)	an Impaired Agent Insolvency Event has occurred and is continuing with respect to the Facility Agent,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within five (5) Business Days of its due date; or

(ii)	the Facility Agent is disputing in good faith whether it is contractually obliged to make the payment in question;

“Impaired Agent Insolvency Event” in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within thirty (30) days of the institution or presentation thereof;

(f)	has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(i)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty (30) days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts;

“Insolvency Event” occurs in respect of a person or entity (the “Relevant Entity”) if:

(a)	such Relevant Entity:

(i)	is, or is deemed for the purposes of any applicable law to be, or is declared to be, (A) unable to pay its debts as they fall due or (B) insolvent;

(ii)	is unable or admits inability to pay its debts as they fall due;

(iii)	suspends or threatens to suspend making payments on any of its debts;

(iv)	is otherwise deemed insolvent under applicable law; or

(v)	by reason of actual or anticipated financial difficulties, commences, or renegotiating negotiations with one or more of its creditors with a view to rescheduling or renegotiating any of its indebtedness;

(b)	(other than with respect to the Guarantor, Borrower or Holdco) the value of the assets of the Relevant Entity is less than its liabilities (taking into account contingent and prospective liabilities); or

(c)	a moratorium is declared in respect of any indebtedness of the Relevant Entity;

“Insolvency Filing Event” occurs with respect to a person or entity (the “Relevant Entity”) if such Relevant Entity institutes or has instituted against it, or it consents to, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation or it consents to such a petition, provided that proceedings instituted or petitions presented by creditors and not consented to by the Relevant Entity shall not be deemed to be an Insolvency Filing Event if, in the case of a winding-up petition, it is frivolous or vexatious and is discharged, stayed or dismissed within 10 days of commencement;

“Insolvency Proceedings Event” occurs with respect to a person or entity (the “Relevant Entity”) if any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Relevant Entity;

(b)	a composition, compromise, assignment or arrangement with any creditor of the Relevant Entity;

(c)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Relevant Entity or any of its assets; or

(d)	enforcement of any Security over any assets of the Relevant Entity,

or any analogous procedure or step is taken in any jurisdiction, provided that it shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 10 days of commencement;

“Interest Payment Date” means in relation to any Loan, each of the dates falling at three (3) Monthly intervals after the relevant Utilisation Date with respect to such Loan following the Signing Date until the relevant Maturity Date and, subject to any adjustment pursuant to Clause 10.1 (Interest Periods), following the Availability Period End Date, each of the dates falling at three (3) Monthly intervals after the Availability Period End Date or as otherwise agreed between the Parties provided that where any Interest Payment Date would fall on a day that is not a Payment Business Day that Interest Payment Date shall occur on the next Payment Business Day in the same calendar month (if there is one) or the preceding Payment Business Day (if there is not);

“Interest Period” means, in relation to the relevant Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default Interest);

“Interpolated Historic Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the most recent applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the most recent applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each for the currency of that Loan and each of which is as of a day which is no more than three (3) Business Days before the Quotation Day;

“Interpolated Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time;

“Issuer” means Millicom International Cellular S.A.;

“Law” means, with respect to any person, collectively, all international, foreign, U.S. federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof applicable to such person, and all applicable administrative orders, directed duties, requests, licenses, authorizations, requirements and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law;

“Legal Opinions” means the legal opinions set out in Schedule 2 (Conditions Precedent);

“Legal Reservations” means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	any other qualifications and limitations in respect of any applicable law in force as set out in the Legal Opinions;

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 21 (Changes to the Finance Parties),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement;

“Lender’s Participation” means the proportion represented by the Commitments of the relevant Lender expressed as a percentage of the Total Commitments, or as may otherwise be agreed from time to time by the Borrower and the Lenders;

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984;

“LMA” means the Loan Market Association;

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan;

“Loan Amount” means, in relation to the Facility, the aggregate principal amount of the outstanding Loan(s) under the Facility;

“Luxembourg Company Law” means the Luxembourg law on commercial companies dated 10 August 1915, as amended;

“Majority Lenders” has the meaning given to such term in the Fee and Ratio Letter;

“Mandatory Prepayment Event” means any of the events set out in Clause 7.2 (Mandatory Prepayment Events) (other than paragraph (b) of Clause 7.2 (Mandatory Prepayment Events));

“Mandatory Prepayment Notice” has the meaning given to such term in paragraph (b) of Clause 7.2 (Mandatory Prepayment Events);

“Mandatory Prepayment Notice Date” has the meaning given to such term in paragraph (b) of Clause 7.2 (Mandatory Prepayment Events);

“MAR” means Regulation (EU) 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse, as amended and the rules and regulations promulgated thereunder.

“Margin” has the meaning given to such term in the Fee and Ratio Letter;

“Market Reference Price” means on any Scheduled Trading Day the volume-weighted average price per one SDR for that Scheduled Trading Day published by the Exchange on Bloomberg page TIGO SS EQY VWAP conditions 9h00 17h30 selected (expressed in Euros using the Calculation Agent’s Spot Rate of Exchange, as determined by the Calculation Agent on such date) for that Scheduled Trading Day (the “SDR Price”), provided that if:

(i)	the Exchange fails to publish the SDR Price on any Scheduled Trading Day;

(ii)	any Scheduled Trading Day is a Disrupted Day; or

(iii)	the Calculation Agent determines that SDR Price for any day is erroneous or does not represent a tradable price,

the Calculation Agent may determine the price per SDR on that day by seeking quotations from the MRP Dealers. If the Calculation Agent receives more than one quotation, the Market Reference Price shall be the arithmetic mean of such quotations (and the amount so determined shall be the SDR Price for that day). If the Calculation Agent receives one quotation, the Calculation Agent may determine its good faith estimate of the price per SDR on that day and the amount so determined shall be the SDR Price for that day;

“Market Value of Collateral SDRs” means, in relation to the Facility, the product of the number of Collateral SDRs credited to the Collateral SDRs Account at the time at which the Market Value of Collateral SDRs is to be determined and the Market Reference Price;

“Material Adverse Effect” means any event or circumstance which has a material adverse effect on or material adverse change in:

(a)	the ability of any Obligor or the Guarantor to perform its obligations under any Finance Document; or

(b)	the validity, legality, ranking or enforceability of any of the Finance Documents, the effectiveness of any Transaction Security or Guarantee or the rights and remedies of the Finance Parties under the Finance Documents;

“Material Non-Public Information” means any information falling in any of (a) to (b):

(a)	any information which is “inside information” in respect of the Shares or SDRs, any “financial instrument” (as defined in MAR) in respect of the Shares or SDRs, or in respect of the Issuer or SDR Issuer as described in MAR;

(b)	any information with respect to the Issuer, the SDRs and/or the Shares that, in accordance with Regulation FD, the Securities Act or the Exchange Act, is not generally available to the public and which a reasonable investor would consider important in reaching a decision to buy, sell or hold the SDRs or the Shares;

“Maturity Date” means the Scheduled Maturity Date or, subject to the extension provisions in Clause 6.2 (Maturity Extension) the Extended Maturity Date;

“Maximum LTV Ratio” has the meaning given to such term in the Fee and Ratio Letter;

“Maximum Number of Collateral SDRs” means a number of SDRs from time to time representing at all times less than the Maximum Percentage of the outstanding Shares of the Issuer;

“Maximum Percentage” has the meaning given to such term in the Fee and Ratio Letter;

“MRP Dealers” means three independent and reputable dealers in the relevant market selected by the Calculation Agent in good faith.

“Merger Event” means, in respect of the Shares:

(a)	the occurrence of the date of the first public announcement of a firm intention to engage in a transaction in relation to a takeover offer, tender offer, exchange offer, solicitation, proposal, or other event by any entity or person to purchase or otherwise obtain 100 per cent. of the outstanding Shares that may result in a transfer of or an irrevocable commitment to transfer all such Shares (other than the Shares owned or controlled by such other entity or person); or

(b)	and with effect from the earlier of the date of announcement or effect (or the first date on which the Calculation Agent otherwise becomes aware that such a decision has been taken or such action has commenced that if implemented would constitute any of the events below), any:

(i)	reclassification or change of the Shares that may result in a transfer of or an irrevocable commitment to transfer all outstanding Shares to another entity or person;

(ii)	consolidation, amalgamation, merger or binding share exchange of the Issuer with or into another entity or person (other than a consolidation, amalgamation, merger or binding share exchange in which the Issuer is the continuing entity and which does not result in a reclassification or change of any of the Shares then outstanding); or

(iii)	a consolidation, amalgamation, merger or binding share exchange of the Issuer or its Affiliates with or into another entity in which the Issuer is the continuing entity and which would not result in a reclassification or change of the outstanding Shares but may result in the outstanding Shares (other than Shares owned or controlled by such other entity) immediately prior to such event collectively representing less than 50 per cent. of the outstanding Shares immediately following such event, in each case, if the relevant event occurs on or before any Maturity Date;

“Minimum Number of Collateral SDRs” means 30,000,000 SDRs;

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period. “Monthly” shall be construed accordingly;

“Moody’s” means Moody’s Investors Service;

“Nationalisation” means:

(a)	all the Shares, all the SDRs or any of the Collateral SDRs or all or substantially all of the assets of the Issuer or SDR Issuer, as applicable, are nationalised, expropriated or are otherwise required to be transferred to any governmental agency, authority, entity or instrumentality thereof, provided that, with respect to the SDR Issuer only, the occurrence of such event will not constitute a Nationalisation if (as determined by the Facility Agent acting on the instructions of all Lenders) the Facility Agent determines that the relevant event would not impair, adversely affect or otherwise prejudice the interests of any Finance Party under the Finance Documents (including without limitation, the ability of the Security Agent or a Delegate to deposit the SDRs in exchange for Shares which shall not be subject to any Transfer Restriction (other than the Existing Transfer Restriction) pursuant to the terms of the Deposit Agreement or otherwise in connection with the enforcement of the Transaction Security or the ability of the Finance Parties to trade SDRs); or

(b)	the authority or ability of any person to deal in, or transact in, all of the Shares, all of the SDRs, or any of the Collateral SDRs or all or substantially all of the assets of the Issuer or SDR Issuer, as applicable, is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental regulatory or other authority or other person in relation to that person of all of the Shares, all of the SDRs or any of the Collateral SDRs or all or substantially all of the assets of the Issuer or SDR Issuer, as applicable;

“New Lender” has the meaning given to such term in Clause 21.1 (Assignments and Transfers by the Lenders);

"Non-Consenting Lender" has the meaning given to that term in Clause 34.5 (Replacement of Lender).

“Original Financial Statements” mean the latest unaudited unconsolidated financial statements of the Guarantor for the year ending 31 December 2021;

“Obligor” means any of the Borrower and Holdco, but excluding, for the avoidance of doubt, the Guarantor;

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union;

“Party” means a party to this Agreement;

“Paying Party” has the meaning given to such term in Clause 28.10 (Impaired Agent);

“Payment Business Day” means in respect of payments in euros a day which is also a TARGET Day;

“Perfection Requirements” means the making of the appropriate registrations, filings, recordings, enrolments, endorsements, notification, notarisations, stampings, notifications and/or any other formal steps required in order to perfect or to achieve the relevant priority for the Transaction Security Document or any Transaction Security.

“Permitted Borrower Activity” means:

(a)	ownership and maintenance of credit balances in bank accounts and of cash and cash equivalent investments, and ownership of SDRs and other Security Assets;

(b)	any rights or liabilities under or in connection with the Finance Documents (including the entry into and performance of its obligations under or in connection with the Finance Documents) to which it is a party;

(c)	any professional fees, management fees, structure costs, the costs of foreign exchange conversions incurred in connection with the Finance Documents and administration costs in the ordinary course of operating as a holding company;

(d)	incurring rights or liabilities with respect to any Permitted Equity Contribution;

(e)	any rights or liabilities arising in connection with Taxes (including, without limitation, making claims (and receipt of related proceeds) from rebates or indemnification with respect of Taxes);

(f)	any rights or liabilities arising by operation of law or the requirements of any listing authority;

(g)	the taking of any administrative actions necessary to maintain its existence; and

(h)	subject to the restrictions in Clause 19.4 (Negative Pledge and other restrictions) holding or buying SDRs (including without limitation by way of granting [*****], acting as broker, a Blind Mandate for such purposes).

“Permitted Equity Contribution” means an Equity Contribution in respect of the Borrower provided that:

(a)	in the case of a subscription by Holdco for shares issued by the Borrower, such shares are not redeemable at the option of the shareholder whilst any amount remains outstanding under any Finance Documents; and

(b)	if by way of loan, such Equity Contribution is:

(i)	made by an Affiliate of the Borrower who has acceded to the terms of the Subordination Deed as a Subordinated Creditor (as such term is defined in the Subordination Deed);

(ii)	subordinated to the claims of the Finance Parties under the Finance Documents in accordance with the terms of the Subordination Deed; and

(iii)	except for the payment of the net proceeds of the first utilisation which are to be paid by the Borrower to Holdco on the first Utilisation Date in partial satisfaction of the Borrower’s payment obligation under the terms of the Share Sale Agreement, subject to repayment on or following the date on which all Secured Obligations in respect of the Facility are fully and unconditionally discharged.

and shall include, for the avoidance of any doubt, any further claims by Holdco against the Borrower pursuant to the Share Sale Agreement remaining after the first Utilisation Date, provided such claims satisfy the conditions in paragraphs (i) to (iii) above;

“Pledge Notice and Acknowledgment” means a notice of pledge from the Borrower to the Custodian dated on or before the first Utilisation Date and an acknowledgment of the Custodian dated on or one Business Day after the date of the Collateral Security Agreement, in each case in the form set out in a schedule to the Collateral Security Agreement;

“Prepayment Notice” has the meaning given to such term in Clause 7.2(b) (Voluntary Prepayment);

“Proposed Adjustments” has the meaning given to such term in Clause 8(b)(i) (Adjustment Event);

“Qualifying Calculation Agent” means any Calculation Agent which has assigned, novated, or otherwise transferred (including by way of derivative, synthetic, or other transactions having similar effect or undertaking any other related transaction) to another person (other than an Affiliate) more than fifty per cent. of its or its Affiliate’s participation in the Loan Amount;

“Quotation Day” means, in relation to any Interest Period, two (2) TARGET Days before the first day of that period;

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Collateral;

“Recipient Party” has the meaning given to such term in Clause 28.10 (Impaired Agent);

“Regulation FD” means Regulation FD promulgated by the U.S. Securities and Exchange Commission (as it may be amended from time to time);

“Related Fund” means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is administered or managed by (a) that Lender, (b) any Affiliate of that Lender or (c) the same investment adviser (or an Affiliate of that investment adviser) that administers or manages that Lender;

“Relevant Interbank Market” means in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market;

“Relevant Jurisdiction” means in respect of any person:

(a)	its jurisdiction of incorporation or, if not incorporated, the jurisdiction under whose laws it is established;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Security to be created by the Transaction Security Documents is situated, the jurisdiction of the Issuer and the jurisdiction of the Exchange or the Exchange (US);

(c)	in the case of an Obligor, any jurisdiction where an Obligor conducts its business; and

(d)	jurisdiction whose laws govern a Finance Document to which it is party or the creation or granting of any Transaction Security Documents entered into by it or the perfection of any Transaction Security;

“Relevant Person” means any Affiliate of the Borrower and any individual who is an officer, director or employee of the Borrower or any Affiliate of the Borrower (or any person able to direct the decision-making of any Obligor or the Guarantor, including but not limited to any person working on its behalf), who was or is at the relevant time involved in or influenced (whether individually or as part of any board, committee or body) (a) any decision or approval to enter into the Finance Documents or the transactions contemplated by the Finance Documents; or (b) the exercise of rights or performance of obligations under the Finance Documents, provided that, for the avoidance of doubt, if at any time any such person that was a Relevant Person but is no longer involved in or influences any of the actions listed in sub-paragraphs (a) or (b) above at such time, such person shall not be a Relevant Person for the purpose of this definition.

“Relevant Ratio” means the number of Shares representation one SDR pursuant to the terms of the Deposit Agreement, being as of the Signing Date, one such SDR representing one Share;

“Relibi Law” means the Luxembourg law of 23 December 2005 introducing a withholding tax on certain interest from savings to Luxembourg individual residents, as amended;

“Repayment Extension Conditions” has the meaning given to such term in the Fee and Ratio Letter;

“Repeating Representations” means each of the representations set out in Clause 17 (Representations) other than those representations which are expressly stated to not be Repeating Representations;

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian;

“Responsible Officer” means relation to any Obligor or the Guarantor any director or authorised signatory of such Obligor or the Guarantor;

“Rule 144” means Rule 144 under the Securities Act, as amended;

“S&P” means Standard & Poor’s Ratings Services;

“Sanctioned Country” means any country or territory that is, or whose government is, subject to general or country-wide Sanctions, including, without limitation on the Signing Date, Crimea, Cuba, Iran, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Myanmar, North Korea, Sevastopol, Sudan, South-Sudan and Syria;

“Sanctioned Person” means any person who is a designated target of Sanctions or is otherwise a subject of Sanctions (including without limitation as a result of being (a) owned or controlled directly or indirectly by any person which is a Sanctioned Person, or (b) organised under the laws of, or a resident of, any Sanctioned Country or operating in a Sanctioned Country with the exception of customary roaming operations representing less than 1% of the turnover of the relevant entity or (c) owned or controlled directly or indirectly by any person which is organized under the laws of, or resident of, any Sanctioned Country);

“Sanctions” means any economic or financial sanctions, trade embargoes or similar measures imposed, enacted, administered or enforced by any of the following (or by any agency of any of the following) or other relevant sanction authority:

(i)	the United Nations Security Council;

(ii)	the US (including those administered by the Office of Foreign Assets Control of the US Department of the Treasury or the US Department of State);

(iii)	the European Union or any present or future member state thereof;

(iv)	the United Kingdom (including His Majesty's Treasury);

“Sanctions-Related Business” means, in relation to any entity, any business with a Sanctioned Country or a Sanctioned Person, unless such business would be legal for that entity to undertake directly under then existing Sanctions;

“Scheduled Maturity Date” means 24 Months after the Signing Date;

“Scheduled Trading Day” means each day on which the Exchange is scheduled to be open for trading for its regular trading sessions as determined by the Exchange at the beginning of each calendar year and published by it on its website or otherwise (including, for the avoidance of doubt, any such day where, due to a Disrupted Day, Exchange Disruption or otherwise, the Exchange is not actually open for trading for its regular trading sessions on that day);

“Screen Rate” means in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on Bloomberg page EUR003M Index HP (or any replacement Bloomberg page which displays that rate), or on the appropriate page of such other information service which publishes that rate from time to time in place of Bloomberg. If the agreed page is replaced or service ceases to be available, the Facility Agent may, with the consent of the Calculation Agent (acting in good faith and a commercially reasonable manner), specify another page or service displaying the appropriate rate;

“SDR Issuer” means Skandinaviska Enskilda Banken AB (publ);

“SDRs” means Swedish depositary receipts of the Issuer (ISIN: SE0001174970) credited with the SDR Issuer in respect of the Shares, the Relevant Ratio of such Shares representing one SDR and each traded on the Exchange;

“Secured Obligations” has the meaning given to such term in each Transaction Security Document;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

“Security Agent’s Spot Rate of Exchange” means, in respect of the conversion of one currency (the “First Currency”) into another currency (the “Second Currency”) the Security Agent’s spot rate of exchange for the purchase of the Second Currency with the First Currency in the London foreign exchange market at or about 16:00 (London time) on a particular day, which shall be notified by the Security Agent in accordance with paragraph (e) of Clause 24.3 (Duties of the Security Agent);

“Security Agreements” means:

(a)	the Borrower Share Pledge Agreement; and

(b)	the Collateral Security Agreement;

“Security Assets” means assets which from time to time are, or are expressed to be, the subject of the Transaction Security;

“Security Period” means, in relation to the Facility, the period from the date hereof until the date on which the Secured Obligations in respect of the Facility are fully and unconditionally discharged;

“Share Sale Agreement” means an agreement between the Borrower and Holdco dated 14 February 2023 pursuant to which the Borrower shall purchase at least the Minimum Number of Collateral SDRs from Holdco at their fair market value.

“Shares” means the ordinary shares in the capital of the Issuer;

“Signing Date” means the date of this Agreement;

“Specified Time” means 11:00 a.m. (Paris time) on the Quotation Day;

“Subordination Deed” means a deed of subordination between the Facility Agent, the Borrower and Holdco dated on or about the Signing Date;

“Subsidiary” means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and “control” for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise;

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which TARGET2 (or any successor system, including T2) is open for the settlement of payments in euro;

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007;

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

“Tender Offer” means the occurrence of the date of the first public announcement of a firm intention to purchase or other obtain the requisite number of voting shares that leads to a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person, that may result in such entity or person purchasing or otherwise obtaining or having the right to obtain, by conversion or other means, 10 per cent. or more, but less than 100 per cent. of the outstanding Shares, as determined by the Calculation Agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as the Calculation Agent deems relevant;

“Tender Offer Event Repayment Date” means the date determined pursuant to the terms of the Fee and Ratio Letter;

“Total Commitments” means the aggregate of the Commitments on the Signing Date, being EUR 450,000,000;

“Trading Disruption” means any temporary suspension of or limitation imposed on trading by the Exchange relating to the SDRs and whether by reason of movements in price exceeding limits permitted by the Exchange or otherwise;

“Trading Suspension” means a suspension or limitation imposed by the Exchange or otherwise on the trading of the SDRs, including pursuant to a Trading Disruption, Exchange Disruption or otherwise;

“Transaction Security” means, in relation to the Facility, the Security created or expressed to be created in favour of the Security Agent in respect of the Facility pursuant to the Transaction Security Documents for the Facility;

“Transaction Security Documents” means the Security Agreements, together with any other document entered into by the Borrower creating or expressing to create Transaction Security in respect of the Facility or as designated as a Transaction Security Document in respect of the Facility by the Borrower and the Facility Agent (acting on the instructions of the Majority Lenders);

“Transfer Restrictions” means, with respect to any property (including, in the case of securities, security entitlements in respect thereof), any condition to or restriction on the ability of the holder thereof (including, in respect of the Collateral SDRs and/or the Shares represented thereby, the Security Agent, any other Finance Party or the holder of the Collateral SDRs and/or the Shares represented thereby following enforcement of the Transaction Security) to own, sell, assign or otherwise transfer such property or item of collateral or to enforce the provisions thereof or of any document related thereto whether set forth in such item of collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or transfer or enforcement of such property or item of collateral be subject to any volume limitations, limitations to address tax matters (including Section 382 of the Code), or be consented to or approved by any person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such property or item of collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any person to the issuer of, any other obligor on or any registrar or transfer agent for, such property or item of collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such property or item of collateral, (iv) any registration or qualification requirement or prospectus delivery requirement for such property or item of collateral pursuant to any federal, state or foreign securities law (including, without limitation, any such requirement arising under the Securities Act and any restriction in respect of the eligibility of securities for resale under Rule 144), (v) any condition to or restriction on the ability of a potential purchaser, assignee, pledgee or transferee to acquire such property from the holder thereof and (vi) any legend or other notification appearing on any certificate representing such property to the effect that any such condition or restriction exists; in each case, except: (A) as provided under Section 2 of the Deposit Agreement in respect of the withdrawal of Shares; (B) to the extent such Shares are in registered form, any requirements for a share certificate to be delivered for the transfer of Shares in accordance with the Constitutional Documents of the Issuer; and (C) that the required delivery of any assignment, instruction or entitlement order from the Borrower or any pledgor, assignor or transferor of such property or item of collateral, together with any evidence of the corporate or other authority of such person, in each case shall not constitute such a condition or restriction;

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrower;

“Transfer Date” means, in relation to an assignment or transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Facility Agent and Security Agent execute the relevant Assignment Agreement or Transfer Certificate;

“Trigger Event” means the Collateral LTV Ratio exceeds the Maximum LTV Ratio;

“Undrawn Commitment” means the Total Commitments less the Loan Amount from time to time;

“Undrawn Commitment Fee” has the meaning given to such term in Clause 16.2 (Undrawn Commitment Fees);

“Undrawn Commitment Fee End Date” has the meaning given to such term in Clause 16.2 (Undrawn Commitment Fees);

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents;

“Upfront Fee Percentage” has the meaning given to such term in the Fee and Ratio Letter;

“US” or “United States” means the United States of America;

“Utilisation Date” means, in relation to any Loan, the date on which such Loan is made;

“Utilisation Request” means a notice substantially in the relevant form set out in Schedule 3 (Utilisation Request);

“VAT” means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;

(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112), as amended; and

(c)	any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)	the “Facility Agent”, the “Calculation Agent”, the “Security Agent”, any “Finance Party”, any “Lender”, any “Obligor”, any “Party”, the “Custodian”, the “Arranger”, the “Guarantor” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	“including” means including without limitation;

(iv)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, extended, restated, novated or supplemented (however fundamentally) and shall include any confirmation thereof;

(v)	a “group of Lenders” includes all the Lenders;

(vi)	“guarantee” means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(ix)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(x)	a provision of law is a reference to that provision as amended or re-enacted from time to time; and

(xi)	a time of day is, unless otherwise specified, a reference to London time; and

(b)	The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	Where a “calculation” or a “determination” is made or a provision contains the word “calculated” or “determined”, it shall be assumed that (other than where such terms are used in Clause 12 (Tax Gross-Up and Indemnities)) the Calculation Agent will make such calculation or determination in accordance with this Agreement, unless stated otherwise.

(f)	A Default (other than an Event of Default) or a Mandatory Prepayment Event is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

(g)	An Adjustment Event is “continuing” if Proposed Adjustments in relation to such Adjustment Event have not yet been implemented.

(h)	A reference to a particular Bloomberg page shall include any replacement Bloomberg page which displays the relevant price, rate or information, or the appropriate page (as determined by the Calculation Agent) of such other information service which publishes the relevant price, rate or information from time to time in place of Bloomberg.

(i)	In the event of a conflict between the terms of this Agreement and any other Finance Document, the terms of this Agreement shall prevail.

1.3	Luxembourg Terms

In this Agreement, where it relates to a company incorporated under the laws of Luxembourg, a reference to:

(a)	a liquidator, compulsory manager, receiver, administrator or similar officer includes any:

(i)	juge-commissaire or insolvency receiver (curateur) appointed under the Luxembourg Commercial Code;

(ii)	liquidateur appointed under Articles 1100-1 to 1100-15 (inclusive) of the Luxembourg act dated 10 August 1915 on commercial companies, as amended;

(iii)	juge-commissaire or liquidateur appointed under Article 1200-1 of the Luxembourg act dated 10 August 1915 on commercial companies, as amended;

(iv)	commissaire appointed under the Grand-Ducal decree of 24 May 1935 on the controlled management regime or under Articles 593 to 614 (inclusive) of the Luxembourg Commercial Code; and

(v)	juge-délégué appointed under the Luxembourg act of 14 April 1886 on the composition to avoid bankruptcy, as amended;

(b)	a moratorium of any indebtedness, winding-up, administration, insolvency, bankruptcy, suspension of payments or dissolution includes, without limitation, bankruptcy (faillite), liquidation (liquidation), voluntary or judicial liquidation (liquidation volontaire ou judiciaire), administrative dissolution without liquidation (dissolution administrative sans liquidation), composition with creditors (concordat préventif de la faillite), moratorium or reprieve from payment (sursis de paiement) and controlled management (gestion contrôlée), general settlement with creditors, reorganisation or any other similar proceedings affecting the rights of the creditors generally under Luxemburg law, and shall be construed as to include any equivalent or analogous liquidation or reorganisation proceedings;

(c)	an agent includes, without limitation, a mandataire; and

(d)	a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements).

1.4	French Terms

In this Agreement, where it relates to a company incorporated under the laws of France or a company who has its center of main interests in France and unless the contrary intention appears, a reference to:

(a)	an "administration", "winding-up" or "dissolution" includes a redressement judiciaire, cession totale de l'entreprise, a liquidation judiciaire, a sauvegarde (including a sauvegarde accélérée) under articles L. 620-1 to L. 670-8 of the French Commercial Code;

(b)	a "composition", "compromise", "assignment" or "arrangement with any creditor" includes a conciliation or a mandat ad hoc under articles L. 611-3 to L. 611-16 of the French Commercial Code;

(c)	a "compulsory manager", "liquidator", "receiver", "administrative receiver", "administrator", "trustee" or "other similar officer" includes an administrateur judiciaire, mandataire ad hoc, conciliateur, mandataire liquidateur or any other person appointed as a result of any proceedings described in paragraphs (a) and (b) above and (d) below;

(d)	a "moratorium" includes a moratorium under a conciliation procedure in accordance with articles L. 611-4 to L. 611-15 of the French Commercial Code;

(e)	a "Subsidiary" means, in relation to any company, another company which is controlled by it within the meaning of paragraphs I and II of article L. 233-3 of the French Commercial Code; and

(f)	a person being "unable to pay its debts" includes that person being in a state of cessation des paiements as defined in article L. 631-1 of the French Commercial Code.

1.5	Third Party Rights

(a)	Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.6	Currency Symbols and Definitions

(a)	“€”, “EUR” and “euro” denote the single currency of the Participating Member States.

(b)	“SEK” and “Swedish Krona” denote the lawful currency of Sweden.

2.	The Facility

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a loan facility in an aggregate amount equal to the Total Commitments.

2.2	Finance Parties’ Rights and Obligations

(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3.	Purpose

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards the purchase by the Borrower of SDRs from Holdco at their fair market value (as at the date of the Share Sale Agreement), together with any related transaction costs and fees as contemplated by the funds flow document in the form agreed between the Facility Agent and the Borrower prior to the Signing Date.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	Conditions of Utilisation

4.1	Initial Conditions Precedent

The Lenders will only be obliged to comply with Clause 5.3 (Lenders’ Participation) in relation to a Loan if on or before 12:00 noon Paris time on the Utilisation Date the Facility Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent (acting on the instructions of all Lenders). The Facility Agent shall notify the Borrower promptly in writing upon being so satisfied.

4.2	Further Conditions Precedent

Subject to Clause 4.1 (Initial Conditions Precedent), the Lenders will only be obliged to comply with Clause 5.3 (Lenders’ Participation) in relation to a Loan if (unless otherwise specified below) on the date of the Utilisation Request for that Loan and on the proposed Utilisation Date for that Loan:

(a)	no Default is continuing or would result from the proposed Loan;

(b)	all of the representations and warranties made by the Obligors in Clause 17 (Representations) are true in all material respects;

(c)	(on the proposed Utilisation Date only) the Facility Agent has received written notice from the Custodian that no more than the Maximum Number of Collateral SDRs and no less than the Minimum Number of Collateral SDRs are credited to the Collateral SDRs Account;

(d)	no Adjustment Event has occurred and is continuing;

(e)	no event under Clause 7.1 (Illegality) or Mandatory Prepayment Event has occurred or is continuing or shall occur as a result of the proposed Loan; and

(f)	the Calculation Agent and the Lenders are satisfied that such number of SDRs at least equal to the Minimum Number of Collateral SDRs are held in the Collateral SDRs Account.

5.	Utilisation

5.1	Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request for a Loan in accordance with Clause 5.2 (Completion of a Utilisation Request) not later than 10 a.m. (London time) two (2) Business Days before the proposed Utilisation Date.

5.2	Completion of a Utilisation Request

Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a)	the proposed Utilisation Date is a Business Day, within the Availability Period;

(b)	the currency specified in the Utilisation Request for such Loan is the euro;

(c)	the amount and the currency of the proposed Loan:

(i)	with respect to any Loan is not less than EUR 50,000,000, or, if less, the Available Facility; or

(ii)	such lower amount as may be agreed between the Borrower and the Facility Agent (acting on the instruction of all Lenders);

(d)	only one Loan may be required in the Utilisation Request;

(e)	taking into account the proposed Loan, there will be no more than 6 Loans outstanding on the proposed Utilisation Date; and

(f)	no more than one Utilisation Request is submitted in any calendar week.

5.3	Lenders’ Participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in such Loan available on the proposed Utilisation Date for such Loan through its Facility Office.

(b)	The amount of each Lender’s participation in any Loan under the Facility will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)	The Facility Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan promptly following receipt by the Facility Agent of a valid Utilisation Request.

5.4	Cancellation of Commitment

The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

6.	Repayment And Maturity Extension

6.1	Repayment

The Borrower must repay each Loan, unless otherwise mutually agreed between all the Lenders and the Borrower:

(a)	in part on the Availability Period End Date, such amount of the outstanding Loan(s) in order to ensure that the aggregate Loan Amount following such repayment does not exceed EUR 225,000,000; and

(b)	in full on the Maturity Date or the Extended Maturity Date, as applicable, any remaining outstanding Loan(a) together with other amounts due under the Facility,

in each case with accrued but unpaid interest and, subject to any Break Costs, but otherwise without premium or penalty, as contemplated in Clause 7.5 (Restrictions).

6.2	Maturity Extension

(a)	The Borrower may request that the Scheduled Maturity Date be extended until the Extended Maturity Date by delivering to the Facility Agent a written letter substantially in the form attached as Schedule 6 (Form of Extension Request Letter) (an “Extension Request Letter”) no later than 30 days prior to the Scheduled Maturity Date.

(b)	An Extension Request Letter shall be irrevocable once delivered to the Facility Agent.

(c)	Each Lender may individually elect to accept to extend the Scheduled Maturity Date (such Lender, the “Consenting Lender”) and the Facility Agent (on mutual unanimous consent between the Borrower and such Consenting Lenders and acting on the instructions of the Consenting Lenders) may agree to the Borrower’s request to extend the Scheduled Maturity Date by (i) completing the annex to that Extension Request Letter specifying for such purposes a fee to be proposed by the Borrower to the Consenting Lenders and (ii) countersigning the relevant Extension Request Letter (such countersigned Extension Request Letter, an “Extension Agreement”).

(d)	The Consenting Lenders shall have no obligation to extend the Scheduled Maturity Date until the receipt of the extension fee specified in the Extension Agreement.

(e)	If the Borrower delivers an Extension Request Letter within 30 days from the Scheduled Maturity Date, the Facility Agent may agree to the Borrower’s request to extend the Scheduled Maturity Date in its discretion (acting on the instructions of all Consenting Lenders).

(f)	The Borrower shall repay the participation of any Lender that is not a Consenting Lender together with all amounts payable to such Lender pursuant to Clause 7.5 (Restrictions) on the Scheduled Maturity Date.

7.	Prepayment and Cancellation

7.1	Illegality

If (A) it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Loan, or to hold, acquire or dispose of the Collateral or any Security in any Collateral or, in each case, becomes unlawful for any Affiliate of a Lender to do so; or (B) any Obligor, the Guarantor or any member of its group is or becomes a Sanctioned Person:

(a)	that Lender shall (or in the case of sub-paragraph (B) above, any Lender may) promptly notify the Facility Agent upon becoming aware of that event;

(b)	the Facility Agent shall promptly notify the Borrower upon becoming aware of the event;

(c)	upon the Facility Agent notifying the Borrower (or in the case of sub-paragraph (B) above, if the relevant Lender so specifies in its notice or any subsequent notice), the Available Commitment of that Lender will be immediately reduced to zero; and

(d)	the Borrower must (in the case of (B) above, if the relevant Lender so specifies in its notice or any subsequent notice) repay that Lender’s participation in such Loan, together with all other amounts payable to such Lender pursuant to Clause 7.5 (Restrictions), on the last day of the Interest Period for such Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2	Mandatory Prepayment Events

Each of the events or circumstances set out in this Clause 7.2 (other than paragraph (b)) is a Mandatory Prepayment Event (whether or not caused by any reason whatsoever outside the control of any Obligor or any other person), and an Obligor shall immediately notify the Facility Agent if it becomes aware of an actual or proposed Mandatory Prepayment Event.

(a)	If the Calculation Agent determines that:

(i)	De-Listing and Other Restrictions

(A)	The Exchange announces that, pursuant to the rules of the Exchange, the SDRs cease (or will cease) to be listed, traded or publicly quoted on the Exchange for any reason (other than a Merger Event or a Tender Offer) and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system in the same currency and located in the same country as the Exchange; or

(B)	The SDRs or the Shares become subject to Transfer Restrictions (other than the Existing Transfer Restrictions).

(ii)	Illiquidity Event

An Illiquidity Event occurs.

(iii)	Insolvency.

An Insolvency Event, an Insolvency Filing Event or an Insolvency Proceedings Event occurs with respect to the Issuer where the Issuer is the “Relevant Entity” as used in the defined term “Insolvency Event”, “Insolvency Filing Event” or “Insolvency Proceedings Event”.

(iv)	Tender Offer

A Tender Offer occurs.

(v)	Merger Event

A Merger Event occurs.

(vi)	Trading Suspension

A Trading Suspension is continuing for more than five (5) consecutive Scheduled Trading Days.

(vii)	Nationalisation

Nationalisation of all or substantially all of the Shares or assets of the Issuer or all or substantially all of the SDRs or assets of the SDR Issuer.

(viii)	Sanctions Event

(A)	The Issuer or SDR Issuer:

(I)	has been or is targeted under any Sanctions; or

(II)	has violated or is violating any applicable Sanctions; or

(B)	Any transaction or other activity in the SDRs, the Shares or any publicly listed debt instrument of the Issuer or SDR Issuer, as applicable, are restricted or prohibited by or become subject of any Sanctions.

(ix)	Deposit Agreement Event

A Deposit Agreement Event occurs.

(x)	Trigger Event

On or following the Availability Period End Date, a Trigger Event occurs, including where such Trigger Event occurs immediately following the repayment of the applicable amount with respect to the prior occurrence of a Trigger Event.

(xi)	Custodian Default Event

A Custodian Default Event occurs.

(b)	At any time following the occurrence of a Mandatory Prepayment Event, the Facility Agent may (or if the Facility Agent fails to do so promptly, any Lender may), by notice to the Borrower (such notice being a “Mandatory Prepayment Notice”, and the date on which such Mandatory Prepayment Notice is effective in accordance with the terms of this Agreement, being the “Mandatory Prepayment Notice Date”), declare that:

(i)	subject to sub-paragraph (ii) below, in the case of the occurrence of a Trigger Event for the first or second time during the term of this Agreement, a portion of the Loans equal to EUR 30,000,000, or, if less, the Loan Amount (or if the Calculation Agent determines that following the occurrence of a Trigger Event for the first time, the prepayment of EUR 30,000,000 would not result in the Collateral LTV Ratio (calculated as of the date of the occurrence of the first Trigger Event, taking into account such prepayment) being equal to or less than the Maximum LTV Ratio, a second Trigger Event is deemed to have occurred on the same day and a portion of the Loan equal to EUR 60,000,000 or if less the Loan Amount shall be due and payable in accordance with this sub-paragraph), in each case together with the amount of interest (together with any applicable Break Costs but without any premium or penalty whatsoever) that would have been payable on the subsequent Interest Payment Date had the Mandatory Prepayment Event not occurred with respect to such portion, be due and payable on the fifth Payment Business Day following the Mandatory Prepayment Notice Date;

(ii)	in the case of the occurrence of: (A) a Trigger Event for the third time during the term of this Agreement (or if the Calculation Agent determines that following the occurrence of a Trigger Event for the first or second time during the term of this Agreement, as applicable, any prepayment in accordance with the terms of sub-paragraph (i) above would not result in the Collateral LTV Ratio (calculated as of the date of the occurrence of such Trigger Event, taking into account such prepayment) being equal to or less than the Maximum LTV Ratio); or (B) any other Mandatory Prepayment Event (other than a Tender Offer or the event in paragraph (a) of the definition of a Merger Event, together, the “Tender Offer Events”), in each case all outstanding Loan(s) under the Facility together with the amount of accrued interest (together with any applicable Break Costs but without any premium or penalty whatsoever) at that date, and all other amounts accrued under the Finance Documents in respect of the Facility be due and payable on the fifth Payment Business Day following the Mandatory Prepayment Notice Date; and

(iii)	in the case of the occurrence of a Tender Offer Event, in each case all outstanding Loan(s) under the Facility together with the amount of accrued interest (together with any applicable Break Costs but without any premium or penalty whatsoever) at that date, and all other amounts accrued under the Finance Documents in respect of the Facility be due and payable on the applicable Tender Offer Event Repayment Date.

(c)	The Facility Agent may issue such notice to the Borrower immediately having become aware of the occurrence of a Mandatory Prepayment Event. For the avoidance of doubt, the Parties agree that euro amounts standing to the credit of the Cash Collateral Account shall be applied towards payment of all amounts to be repaid pursuant to this Clause and the Borrower and the Security Agent shall give the relevant instruction to the Custodian to release such amount to the Facility Agent for such purpose to ensure the application of such amounts on or prior to the due date.

7.3	Voluntary Prepayment

The Borrower may, if it gives the Facility Agent not less than five (5) Business Days’ prior notice (the “Prepayment Notice”), prepay the whole or any part of the Loan(s) on a pro rata basis of the Loan(s) and as between Lenders (but if in part, being an amount that reduces the Loan Amount by a minimum amount of EUR 5,000,000).

7.4	Prepayment of Loan using Dividends and withdrawal of ordinary and extraordinary cash Dividends

(a)	The Borrower shall ensure that any Dividends and other amounts or assets received by it in respect of the Collateral SDRs held in the Collateral SDRs Account, are paid and credited immediately into the Collateral SDRs Account or the Cash Collateral Account, as applicable. No Dividends paid or credited into the Cash Collateral Account may be withdrawn without prior consent of the Security Agent in accordance with the terms of this Clause 7.4.

(b)	Upon receipt of a cash Dividend into the Cash Collateral Account, the Borrower shall ensure that within three (3) Business Days of receipt such Dividends shall be converted into euros as follows:

(i)	the conversion shall be effected at a prevailing market spot rate of exchange which shall not be less favourable than the rate published by Bloomberg on the relevant day (excluding reasonable fees and costs incurred by the Borrower), or by using any other hedging mechanics that may be agreed with the Facility Agent (including as to the release of Transaction Security for such purposes); and

(ii)	upon conversion all cash amounts in euros shall be paid directly into the Cash Collateral Account on a payment versus payment basis.

Provided the conditions in sub-paragraphs (i) and (ii) above are satisfied, the Borrower shall provide notice to the Calculation Agent setting out the spot rate of exchange and the Calculation Agent shall by no later than 5:00 p.m. on the second Business Day following receipt of the Borrower’s notice, instruct the Security Agent to provide its instruction to the Custodian for the withdrawal of the relevant Dividend from the Cash Collateral Account.

(c)	If on any day following the conversion of an ordinary cash Dividend amount or an extraordinary cash Dividend amount into euros (the “Relevant Dividend Amount” and such day, the “Dividend LTV Test Day”) the Calculation Agent determines that the Collateral LTV Ratio (calculated: (x) by reference to the Market Reference Price determined by the Calculation Agent as of the Scheduled Trading Day preceding the Dividend LTV Test Day; and (y) excluding the Relevant Dividend Amount from the calculation of the Collateral LTV Ratio) is:

(i)	less than the Dividend LTV Ratio 1, the Borrower may deliver a notice to the Facility Agent on such day to request the withdrawal of the Relevant Dividend Amount from the Cash Collateral Account;

(ii)	at least equal to the Dividend LTV Ratio 1 but is less than the Dividend LTV Ratio 2, 50 per cent. of the Relevant Dividend Amount shall be applied by the Facility Agent (in full or partial, as applicable) prepayment on a pro rata basis of the Loan(s) (and the Security Agent shall provide the relevant instruction to the Custodian) and the Borrower may deliver a notice to the Facility Agent on such day to request the withdrawal of an amount equal to 50 per cent. of the Relevant Dividend Amount from the Cash Collateral Account;

(iii)	at least equal to the Dividend LTV Ratio 2, the full amount of the Relevant Dividend Amount shall be applied by the Facility Agent (in full or partial, as applicable) prepayment of the Loan(s) on a pro rata basis, provided that in the case of paragraphs (ii) and (iii) above, if immediately following the prepayment contemplated by the application of the above rule, the Collateral LTV Ratio (calculated by reference to the Market Reference Price determined by the Calculation Agent as of the Scheduled Trading Day preceding the Dividend LTV Test Day, taking into account such prepayment) would be lower than the Dividend LTV Ratio 1, such portion of the Relevant Dividend Amount shall be used to prepay the Loan(s) that would result in the Collateral LTV Ratio being equal to the Dividend LTV Ratio 1, and the Borrower may deliver a notice to the Facility Agent on the Dividend LTV Test Day to request the withdrawal of the remaining balance of the Relevant Dividend Amount from the Cash Collateral Account.

(d)	If the Borrower delivers a notice to the Facility Agent in accordance with paragraph (c) above, and, upon the receipt of such notice and on the date of the proposed withdrawal no Mandatory Prepayment Event or Default has occurred and is continuing or would occur as a result of the withdrawal of the Relevant Dividend Amount, the Facility Agent (acting on the instruction of all Lenders) shall by no later than 5:00 p.m. on the second Business Day following receipt of such notice instruct the Security Agent to provide its instruction to the Custodian for the withdrawal of the Relevant Dividend Amount from the Cash Collateral Account. The Borrower may use the Relevant Dividend Amount withdrawn from the Cash Collateral Account in accordance with this paragraph to repay any Permitted Equity Contribution.

7.5	Restrictions

(a)	Any notice of cancellation or prepayment given by any Party under Clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any repayment or prepayment under the Loan(s) prior to or on the Maturity Date shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, but otherwise without premium or penalty.

(c)	The Borrower may not re-borrow any part of the Facility which is repaid or prepaid.

(d)	The Borrower shall repay or prepay all or any part of the Loan(s) at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If all or part of any Lender’s participation in a Loan is repaid or prepaid an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

7.6	Disruption

A Finance Party may, if, in its sole discretion, it determines it is appropriate with regard to compliance with any legal, regulatory or self-regulatory requirements or related policies and procedures, refrain from doing anything in connection with the transactions contemplated under the Finance Documents or the Coordination Agreement, and a Finance Party may do anything which it determines, in its sole discretion, necessary to comply with any legal, regulatory or self-regulatory requirements or related policies and procedures. Without limiting the generality of the foregoing, a Finance Party shall not be under any obligation hereunder to dispose of any Collateral SDRs or the Shares represented thereby if it, in its sole discretion, determines that there would be any condition or restriction on the ability of such Finance Party (acting on its own behalf and/or on behalf of another Finance Party(ies)) to sell, assign or otherwise transfer such Collateral SDRs or Shares (including, without limitation, any restriction or condition referred to in the definition of “Transfer Restrictions”).

7.7	Agent’s Receipt of Notices

If the Facility Agent receives a notice under Clause 7 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrower or the affected Lender(s), as appropriate.

8.	Adjustment Event

(a)	A Party shall promptly notify the other Parties upon becoming aware of the occurrence of any, or upon becoming aware of any proposed, Adjustment Event.

(b)	Following the earlier of (x) the first public announcement of the occurrence of or proposed occurrence of, or (y) the occurrence of, an Adjustment Event, subject to paragraph (d) below, the Calculation Agent will (acting upon the Majority Lenders’ determination and instruction) determine and notify the Borrower, the Facility Agent and the Lender(s) (such notice, an “Adjustment Notice”) of:

(i)	the adjustments it will make to one or more of the terms of this Agreement as necessary to put the Parties in substantially the same economic position as at the Signing Date or, if applicable, to ensure that the Collateral SDRs do not exceed the Maximum Number of Collateral SDRs (the “Proposed Adjustments”); and

(ii)	the effective date(s) of the Proposed Adjustment(s) which may be at any time on or after the date of the Adjustment Notice.

(c)	If the Borrower notifies the Calculation Agent (such notice, an “Adjustment Objection Notice”) that it objects to a Proposed Adjustment contained in an Adjustment Notice within three (3) Business Days of such Adjustment Notice, the Calculation Agent shall enter into discussions with the Borrower for not more than three (3) further Business Days (the “Adjustment Objection Consultation Period”) with a view to agreeing (acting upon the Majority Lenders’ instruction) any amendments to the terms of the Proposed Adjustments. The delivery of an Adjustment Objection Notice by the Borrower will not prevent any Proposed Adjustment that:

(i)	became effective in accordance with paragraph (e) below on or prior to the delivery of that Adjustment Objection Notice from being effective; or

(ii)	will become effective on any date falling after the date of delivery of the Adjustment Objection Notice in accordance with paragraph (e) below, from becoming effective,

provided that where the Calculation Agent (acting upon the Majority Lenders’ instruction) and the Borrower agree any amendments to the Proposed Adjustments during the Adjustment Objection Consultation Period (such amended Proposed Adjustments being the “Agreed Adjustments”), the Proposed Adjustments will be unwound or otherwise varied so that the Agreed Adjustments take effect. For the avoidance of doubt, the provisions of Clauses 7.2 (Mandatory Prepayment Events) and 20 (Events of Default) will continue to apply at all times.

(d)	If either:

(i)	the Calculation Agent determines that no adjustment that it could make will produce a commercially reasonable result; or

(ii)	the Borrower has validly delivered an Adjustment Objection Notice, but the Borrower and the Calculation Agent (acting upon the Majority Lenders’ instruction) have not agreed the terms of the adjustments by the third (3rd) Business Day immediately after the date such Adjustment Objection Notice was delivered, the Calculation Agent shall notify the Borrower, the Facility Agent and the Lenders and the Loan Amount shall become immediately due and payable, together with accrued interest and any other amounts payable under the Finance Documents.

(e)	The Proposed Adjustments (or to the extent such adjustments are amended in accordance with paragraph (c) above, the Agreed Adjustments) shall be binding on all Parties on the date(s) set out in the relevant Adjustment Notice (or in the case of the Agreed Adjustments, the date on which such amendments to the Proposed Adjustments are made) and all Parties shall enter into such documentation reasonably required by the Calculation Agent to reflect such adjustments. In addition, the Borrower will take such other actions reasonably required by the Calculation Agent including (without limitation) registrations, notarisations, payment of all stamp duties, registration and notarial fees and provision of legal advice (including formal legal opinions) in the relevant jurisdictions, for the purposes of:

(i)	extending the Transaction Security created by the Transaction Security Documents to all shares, depositary receipts, securities, cash (and the debt represented thereby), other distributions and rights, which may result from the Adjustment Event including, without limitation, any substitute, alternative or additional assets (each an “Additional Asset”) which are not, prior to such event, the subject of such Security; or

(ii)	to the extent the Transaction Security is not capable of being so extended, creating new Security over such Additional Assets in form and substance reasonably satisfactory to the Security Agent; or

(iii)	to the extent such new Security is not created, providing to the Security Agent alternative Security, in form and substance reasonably satisfactory to the Security Agent; and

(iv)	perfecting or protecting the Security referred to in sub-paragraphs (i), (ii) and (iii) above and ensuring such Security has first ranking priority and is fixed in nature.

9.	Interest

9.1	Calculation of Interest

The rate of interest on each Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of:

(a)	Margin; and

(b)	EURIBOR.

9.2	Payment of Interest

The Borrower shall pay interest accrued on each Loan on each Interest Payment Date.

9.3	Default Interest

(a)	If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of 1 (one) per cent. per annum and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan under the Facility for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the Borrower on demand by the Facility Agent (acting on the instructions of the Majority Lenders).

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to such Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to such Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of 1 per cent. per annum and the rate which would have applied if the overdue amount had not become due.

(c)	Default interest (if unpaid) arising on an overdue amount will, to the extent permitted by applicable law, be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4	Notification of Rates of Interest

The Facility Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest under this Agreement.

10.	INTEREST PERIODS

10.1	Interest Periods

(a)	The period for which each Loan is outstanding shall be divided into successive Interest Periods.

(b)	The duration of the first Interest Period for the first Loan shall start on (and include) the first Utilisation Date and end on (and exclude) the first Interest Payment Date.

(c)	The duration of the first Interest Period for any subsequent Loan shall start on (and include) the Utilisation Date for such Loan and end on (but exclude) the immediately following Interest Payment Date.

(d)	The duration of each subsequent Interest Period shall, save as otherwise provided in this Agreement or as agreed between the Parties, start on (and include) each Interest Payment Date and end on (but exclude) the next Interest Payment Date except that:

(i)	as of the Availability Period End Date, all outstanding Loans will be consolidated into, and treated as, a single Loan and an Interest Period for each outstanding Loan in which the Availability Period End Date occurs shall be shortened in respect of such Loan so that it ends on (but exclude) the Availability Period End Date with any subsequent Interest Period starting on (and including) the Availability Period End Date and ending on (but excluding) the immediately following Interest Payment Date;

(ii)	where an Interest Period would overrun the Maturity Date, that Interest Period shall be shortened in respect of the Loan only so that it ends on the Maturity Date.

11.	Changes to the Calculation of Interest

11.1	Unavailability of Screen Rate

(a)	Interpolated Screen Rate: If no Screen Rate is available for EURIBOR for the Interest Period of a Loan, the applicable EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)	Shortened Interest Period: If no Screen Rate is available for EURIBOR for:

(i)	the currency of a Loan; or

(ii)	the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate,

the Interest Period of that Loan shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable EURIBOR for that shortened Interest Period shall be determined pursuant to the definition of "EURIBOR".

(c)	Shortened Interest Period and Historic Screen Rate: If the Interest Period of a Loan is, after giving effect to paragraph (b) above, either the applicable Fallback Interest Period or shorter than the applicable Fallback Interest Period and, in either case, no Screen Rate is available for EURIBOR for:

(i)	the currency of that Loan; or

(ii)	the Interest Period of that Loan and it is not possible to calculate the Interpolated Screen Rate,

the applicable EURIBOR shall be the Historic Screen Rate for that Loan.

(d)	Shortened Interest Period and Interpolated Historic Screen Rate: If paragraph (c) above applies but no Historic Screen Rate is available for the Interest Period of the Loan, the applicable EURIBOR shall be the Interpolated Historic Screen Rate for a period equal in length to the Interest Period of that Loan.

(e)	Cost of funds: If paragraph (d) above applies but it is not possible to calculate the Interpolated Historic Screen Rate, the Interest Period of that Loan shall, if it has been shortened pursuant to paragraph (b) above, revert to its previous length and there shall be no EURIBOR for that Loan and Clause 11.3 (Cost of Funds) shall apply to that Loan for that Interest Period.

11.2	Market Disruption

If before close of business in London on the Quotation Day for the relevant Interest Period the Facility Agent receives notifications from a Lender that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of EURIBOR then Clause 11.3 (Cost of Funds) shall apply to that Loan for the relevant Interest Period.

11.3	Cost of Funds

(a)	If this Clause 11.3 applies, the rate of interest on each Lender’s share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)	the weighted average of the rates notified to the Facility Agent (and the Facility Agent will immediately notify the Borrower of such weighted average rate) by each Lender as soon as practicable and in any event by close of business on the date falling one (1) Business Day after the Quotation Day (or, if earlier, on the date falling one (1) Business Day before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)	If this Clause 11.3 applies and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(d)	If this Clause 11.3 applies pursuant to Clause 11.2 (Market Disruption): and

(i)	a Lender’s Funding Rate is less than EURIBOR; or

(ii)	a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above,

the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be EURIBOR.

(e)	If this Clause 11.3 applies pursuant to Clause 11.1 (Unavailability of Screen Rate) but any Lender does not supply a quotation by the time specified in paragraph (a)(ii) above the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders.

11.4	Notification to Borrower

If Clause 11.3 (Cost of Funds) applies the Facility Agent shall, as soon as is practicable, notify the Borrower.

11.5	Break Costs

(a)	The Borrower shall, within three (3) Payment Business Days of demand by a Finance Party (acting through the Facility Agent), pay to that Finance Party its Break Costs (if any) attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for such Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12.	Tax Gross-Up and Indemnities

12.1	Definitions

In this Agreement:

“Luxembourg Treaty Lender” means a Lender which

(a)	is treated as a resident of a Luxembourg Treaty State for the purposes of the Luxembourg Treaty;

(b)	does not carry on a business in Luxembourg through a permanent establishment with which that Lender's participation in the Loan is effectively connected; and

(c)	fulfils any other conditions which must be fulfilled under the Luxembourg Treaty by residents of that Luxembourg Treaty State for such residents to obtain full exemption from taxation on interest imposed by Luxembourg on interest payable to them in respect of an advance under a Finance Document, subject to the completion of any necessary procedural formalities.

“Luxembourg Treaty State” means a jurisdiction having a double taxation agreement (a “Luxembourg Treaty”) with Luxembourg which makes provision for full exemption from tax imposed by Luxembourg on interest.

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by the Borrower to a Finance Party under Clause 12.2 (Tax Gross-Up) or a payment under Clause 12.3 (Tax Indemnity).

Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2	Tax Gross-Up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	An Obligor shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify that Obligor.

(c)	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from such Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by Luxembourg if, on the date on which the payment falls due:

(i)	the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Luxembourg Treaty Lender, but on that date the Lender is not or has ceased to be a Luxembourg Treaty Lender, other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or a Luxembourg Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)	such Tax Deduction is required by virtue of the Relibi Law on a payment made to an individual tax resident in Luxembourg pursuant to the Relibi Law; or

(iii)	the relevant Lender is a Luxembourg Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (e) below (except when failure to comply relates to the Obligor including tax status).

(e)	A Luxembourg Treaty Lender and the Obligor which makes a payment to which that Luxembourg Treaty Lender is entitled shall co-operate in completing any reasonable procedural formalities necessary for the Obligor to obtain authorisation to make that payment without a Tax Deduction.

(f)	If an Obligor is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(g)	Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, an Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3	Tax Indemnity

(a)	An Obligor shall (within five (5) Payment Business Days of written demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office (including, in the case of a Lender, a permanent establishment and/or a permanent representative, in each case with which that Lender’s participation in the Loan is effectively connected) is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 12.2(Tax Gross-Up); or

(B)	would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 12.2 (Tax gross-up) applied; or

(C)	relates to a FATCA Deduction required to be made by a Party.

(c)	A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Facility Agent.

12.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that it has obtained and utilised the benefit of a credit against, relief or remission for, or repayment of, any Tax (a “Tax Credit”), then that Finance Party shall reimburse to such Obligor such amount as it shall determine so as to leave that Finance Party after that reimbursement, in the same after Tax position than it would have been in if payment of the relevant Tax Payment had not been required to be made by the Obligor. Each Finance Party shall have absolute discretion as to whether to claim any Tax Credit and, if it does so claim, the extent, order and manner in which it does so and which reliefs and credits are to be regarded as used for these purposes. Such reimbursement shall be made as soon as reasonably practicable after such Finance Party shall have made any such determination.

12.5	Stamp Taxes

Any Obligor shall pay and, within five (5) Payment Business Days of demand, indemnify each Finance Party and the Custodian against any cost, loss or liability that Finance Party or Custodian (as relevant) incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document or the Collateral SDRs, except for (i) any stamp duty, registration or other similar Taxes payable on or by reference to or in consequence of the transfer or assignment of the whole or any part of the rights of a Lender under a Finance Document unless such transfer occurs at the initiative of an Obligor including without limitation pursuant to Clause 15 (Mitigation by the Lenders) and (ii) any Luxembourg registration duties (e.g. droits d’enregistrement) payable due to the voluntary registration of any Finance Document or Collateral SDRs when such registration is not or was not required to protect, maintain, preserve, enforce or otherwise assert the rights of any Finance Party under that Finance Document.

12.6	Value Added Tax

(a)	All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. Subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT, (and the Finance Party shall promptly provide an appropriate VAT invoice), or, where applicable, directly account for such VAT at the appropriate rate under the reverse charge procedure provided for by Article 196 of Council Directive 2006/112/EC, as amended (as implemented by the relevant member state of the European Union).

(b)	If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) in connection with a Finance Document, and any Party other than the Recipient (the “Subject Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration), (i) if the Supplier is required to account to the relevant tax authority for the VAT, the Subject Party must also pay to the Supplier and, (ii) if the Recipient is required to account for the VAT the Subject Party must pay to the Recipient, (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. Where paragraph (i) applies, the Recipient must promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of the VAT chargeable on that supply. Where paragraph (ii) applies, the Subject Party must only pay to the Recipient an amount equal to the amount of such VAT to the extent that the Recipient reasonably determines that it is not entitled to a credit or repayment from the relevant tax authority in respect of that VAT.

(c)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party for the full amount of such cost or expense including such part thereof as represents VAT to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the VAT.

(d)	Any reference in this Clause 12.6 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated a making the supply or (as appropriate) receiving the supply under the grouping rules (as provided for in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or any other similar provision in any jurisdiction which is not a member state of the European Union)) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(e)	If VAT is chargeable on any supply made by a Finance Party to any Party under a Finance Document and if reasonably requested by the Finance Party, that Party must promptly give the Finance Party details of its VAT registration number and any other information as is reasonably requested in connection with the Finance Party’s reporting requirements for the supply and at such time that the Finance Party may reasonably request it.

12.7	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten (10) Payment Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)	If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) shall not oblige any Finance Party to do anything, and sub-paragraph (iii) of paragraph (a) shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraph (i) or (ii) of paragraph (a) (including, for the avoidance of doubt, where paragraph (c) applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.8	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

12.9	Tax Administration Formalities

The Finance Parties and the Obligors shall reasonably co-operate in completing any procedural steps (including, but not limited to, giving any required confirmation or providing any relevant information) necessary for the Obligors to make payments to the Finance Party without any or with a reduced withholding or deduction for any Taxes.

13.	Increased Costs

13.1	Increased Costs

(a)	Subject to Clause 13.3 (Exceptions) the Obligors shall, within three (3) Payment Business Days of a written demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or (ii) compliance with any law or regulation made after the Signing Date.

(b)	In this Agreement “Increased Costs” means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased Cost Claims

(a)	A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased Costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions

(a)	Clause 13.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by the Borrower;

(ii)	compensated for by Clause 12.3 (Tax Indemnity) (or would have been compensated for under Clause 12.3 (Tax Indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax Indemnity) applied);

(iii)	compensated for by Clause 12.5 (Stamp Taxes) (or would have been so compensated for under such clauses but was not so compensated solely because of any exceptions set out in the relevant clause applied);

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(v)	attributable to a FATCA Deduction required to be made by a Party.

(b)	In this Clause 13 (Increased Costs) reference to a “Tax Deduction” has the same meaning given to the term in Clause 12.1 (Definitions).

14.	Other Indemnities

14.1	Currency Indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor hereby indemnifies each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. The Borrower shall pay amounts payable by it under this Clause 14.1(a) within three (3) Payment Business Days of demand by the relevant Finance Party.

(b)	The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other Indemnities

The Borrower shall (or shall procure that an Obligor) indemnifies each Finance Party against any cost, loss or liability incurred by it as a result of:

(a)	the occurrence of any Event of Default;

(b)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing Among the Finance Parties);

(c)	funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

The Borrower shall pay amounts payable by it under this Clause 14.2 within three (3) Payment Business Days of demand by the relevant Finance Party.

14.3	Indemnity to the Administrative Agents

(a)	The Borrower shall promptly indemnify each Administrative Agent against any cost, loss or liability incurred by that Administrative Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default;

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(iv)	any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by that Administrative Agent (otherwise than by reason of that Administrative Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 28.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Administrative Agents under the Finance Documents.

(b)	The Borrower shall pay amounts payable by it under this Clause 14.3 (Indemnity to the Administrative Agents) within three (3) Payment Business Days of demand by the relevant Administrative Agent.

(c)	This indemnity given by the Borrower under or in connection with this Agreement is a continuing obligation, independent of the Borrower's other obligations under or in connection with that or any other document and survives after that document is terminated. It is not necessary for a person to pay any amount or incur any expense before enforcing an indemnity under or in connection with this Agreement or any other document.

14.4	Indemnity to the Finance Parties in respect of Transaction Security

The Borrower indemnifies each Finance Party and every Receiver and Delegate (for its own account) against any cost, loss or liability incurred by it (in each case without double counting for any agreed fees already paid by the Borrower) as a result of:

(a)	the taking, holding, protection or enforcement of the Transaction Security,

(b)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in it by the Finance Documents or by law;

(c)	any default by the Borrower in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(d)	investigating any event which it reasonably believes is a Default;

(e)	acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Collateral; or

(f)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised,

otherwise than where that cost, loss or liability has been incurred by reason of such Party’s gross negligence, fraud, wilful misconduct or material breach of the terms of any Finance Document by such Party, provided that, if any event occurs in respect of which indemnification may be sought from the Borrower by such Party, such Party shall only be indemnified if it notifies the Borrower in writing within sixty (60) days of becoming aware that it has incurred such loss, cost or liability (to the extent permitted by law and without being under any obligation to disclose any information which it is not lawfully permitted to disclose). The Borrower shall pay amounts payable by it under this Clause 14.4 within five (5) Payment Business Days of demand by such Party.

15.	Mitigation by the Lenders

15.1	Mitigation

(a)	Each Finance Party shall in consultation with the Borrower take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross-Up and Indemnities) or Clause 13 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

15.2	Limitation of Liability

(a)	The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.	fees, Costs and Expenses

16.1	Upfront Fees

(a)	The Borrower shall pay to the Facility Agent (for the account of each Original Lender) on the first Utilisation Date an upfront fee in an amount equal to the product of the Upfront Fee Percentage and the Total Commitments (the “Upfront Fee”).

(b)	The Finance Parties may deduct an amount equal to the Upfront Fee from the proceeds of the initial Loan.

16.2	Undrawn Commitment Fees

The Borrower shall pay to the Facility Agent (for the account of each Lender in proportion to their respective Lender's Participation under this Agreement) a fee, assessed on a per day basis, equal to the Commitment Fee Percentage (the “Undrawn Commitment Fee”) of the Undrawn Commitment. The Borrower shall pay such accrued fee in each Interest Payment Date that falls during the period from and including the Signing Date to and including the Availability Period End Date (the “Undrawn Commitment Fee End Date”). If the Undrawn Commitment Fee End Date does not fall on an Interest Payment Date, then the Borrower shall also pay any such accrued fee on the Undrawn Commitment Fee End Date.

16.3	Facility Agent fees

The Borrower shall pay to the Facility Agent (for its own account) a fee in the amount and at the times agreed in a Fee Letter.

16.4	Amendment Costs

If the Borrower requests an amendment, waiver or consent in respect of any Finance Document the Borrower shall, within three (3) Payment Business Days of demand, reimburse each of the Finance Parties for the amount of all costs and expenses (including legal fees) reasonably incurred by the Finance Parties in responding to, evaluating, negotiating or complying with that request or requirement.

16.5	Enforcement and Preservation Costs

The Borrower shall, within three (3) Payment Business Days of demand, pay to each Finance Party the amount of all costs, Taxes and expenses (including legal and accountants fees) incurred by it in connection with the investigation of any Default, the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent or any other Finance Party as a consequence of taking or holding the Transaction Security or enforcing or preserving these rights.

16.6	Transaction Expenses

The Borrower shall, promptly on demand, pay the Administrative Agents, the Arrangers and the Security Agent the amount of all costs and expenses (excluding legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of any Finance Document executed after the Signing Date.

17.	Representations

17.1	General

Each Obligor makes the representations and warranties set out in this Clause 17 to each Finance Party.

17.2	Status

(a)	The Borrower is a société à responsabilité limitée duly incorporated and validly existing under the laws of Luxembourg.

(b)	Holdco is a société par actions simplifiée duly incorporated and validly existing under the laws of France.

(c)	It has the power, authority and legal right to own its assets and carry on its business as it is being conducted.

(d)	In relation to it and the Guarantor, the entry into by such party of each Finance Document constitutes, and the exercise by such party of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes and accordingly, such party will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document.

17.3	Binding Obligations

Subject to the Legal Reservations and, in the case of the Transaction Security Documents, the Perfection Requirements:

(a)	the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid and binding obligations and are enforceable in accordance with the terms thereof; and

(b)	(without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates the security interests which it purports to create and those security interests are effective and enforceable.

17.4	Non-Conflict with Other Obligations

The execution and delivery by it of the Finance Documents to which it is a party, its performance of the transactions contemplated thereby, the granting of the Transaction Security and the enforcement of Transaction Security over the Collateral, do not and will not conflict with:

(a)	subject to the Legal Reservations and, in the case of the Transaction Security Documents, the Perfection Requirements, any law or regulation or official judgment or decree applicable to it (including any anti-fraud or reporting provisions of the Exchange Act);

(b)	its Constitutional Documents;

(c)	the constitutional documents of the Issuer and, to the extent applicable, any trading or corporate policy of the Issuer (including any insider trading, window period or equivalent policy of the Issuer); or

(d)	any agreement or instrument binding upon it or any of its assets or constitute a default or a termination event (however described) under any such agreement or instrument.

17.5	Power and Authority

(a)	It has the power to enter into, perform, deliver and execute, and has taken all necessary action to authorise its entry into, performance, delivery and execution of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

17.6	Validity and Admissibility in Evidence

(a)	Subject to the Legal Reservations, all Authorisations required or desirable:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(ii)	to make the Finance Documents to which it is a party admissible in evidence,

have been obtained or effected and are in full force and effect, save for any registration, filing or notification in relation to the security constituted by the Transaction Security Documents which will be made promptly after execution of that document and in any event within applicable time limits.

(b)	Subject to the Legal Reservations, all Authorisations necessary for the conduct of the business, trade and ordinary activities of each Obligor have been obtained or effected and are in full force and effect.

17.7	Governing Law and Enforcement

(a)	Subject to the Legal Reservations, the choice of governing law of the Finance Documents (to which it is a party) will be recognised and enforced in its jurisdiction of incorporation.

(b)	Subject to the Legal Reservations and, in the case of the Transaction Security Documents, the Perfection Requirements, any judgment obtained in the jurisdiction of the governing law of a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

17.8	Insolvency

This is not a Repeating Representation. No Insolvency Event, Insolvency Filing Event or Insolvency Proceedings Event has occurred in relation to any Obligor or the Guarantor from time to time, where such Obligor or the Guarantor, as applicable, is the “Relevant Entity” as used in the defined terms “Insolvency Event”, “Insolvency Proceedings Event” or “Insolvency Filing Event”.

17.9	No filing or Stamp Taxes

(a)	Subject to paragraph (b) below, under the laws of the Relevant Jurisdiction, it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

(b)	The registration of the Finance Documents (and any document in connection therewith) with the Administration de l’Enregistrement, des Domaines et de la TVA in Luxembourg will be required where (i) the Finance Documents are physically attached (annexé(s)) to a public deed or to any other document subject to mandatory registration or (ii) the Finance Documents are lodged with the notary for his records (déposé au rang des minutes d’un notaire) in which case either a nominal registration duty or an ad valorem duty will be payable depending on the nature of the document to be registered. These registration duties will equally be payable in the case of voluntary registration of the Finance Documents with the Administration de l'Enregistrement et des Domaines et de la TVA.

17.10	No Misleading Information

(a)	This is not a Repeating Representation. All information provided pursuant to Clause 18.7 (Information: miscellaneous) and all information provided to a Finance Party by or on behalf of any Obligor in connection with the Finance Documents and the transactions contemplated thereby was accurate and not misleading in any material respect as at the date it was provided.

(b)	No event or circumstance has occurred or arisen and no information has been omitted from the information referred to in paragraph (a) above and no information has been given or withheld that results in that information being untrue or misleading in any material respect.

17.11	Financial Statements

This is not a Repeating Representation.

(a)	The Original Financial Statements were prepared in accordance with Accounting Principles generally accepted in France consistently applied.

(b)	Its Original Financial Statements represent a true and fair view of the Borrower Group as at the end of the relevant financial year and its results of operations during the relevant financial year.

(c)	There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Borrower Group, in the case of the Borrower) and no substantial change in the general nature of the business of the Obligors since the date of the Original Financial Statements.

17.12	Taxation

(a)	This is not a Repeating Representation. It is not materially overdue in the filing of any Tax returns required to be filed by it and it is not overdue in the payment of any amount in respect of Tax, other than where it is contesting in good faith the obligation to pay such Tax, such Tax has been adequately provided for in its accounts and any such failure to pay that Tax would not, or would not be reasonably likely to have, a Material Adverse Effect.

(b)	This is not a Repeating Representation. No material claims or investigations are being, or are reasonably likely to be, made or conducted against it with respect to Taxes such that a liability of, or claim against it, is reasonably likely to have a Material Adverse Effect.

(c)	It is resident for Tax purposes only in its jurisdiction of incorporation and it does not have a branch, agency, permanent establishment or permanent representative in any country or jurisdiction other than its jurisdiction of incorporation.

(d)	It is not required to make any deduction for or on account of Tax from any interest payment it may make under any Finance Document to the Finance Parties.

17.13	Ranking

Subject to the Legal Reservations and, in the case of the Transaction Security Documents, the Perfection Requirements:

(a)	the Transaction Security has or will have first ranking priority and it is not subject and will not be subject to any prior ranking or pari passu ranking Security (other than any other Transaction Security Document).

(b)	The subordination created by the Subordination Deed is effective and enforceable by the Finance Parties.

(c)	the payment obligations of any Obligor and the Guarantor under the Finance Documents to which it is a party will rank at least pari passu with the claims of all its other present and future unsecured creditors except for creditors mandatorily preferred by laws of general application to companies.

(d)	each Transaction Security Document validly creates in favour of the Security Agent acting on behalf of the Lenders the Security which is expressed to be created by that Transaction Security Document with the ranking and priority it is expressed to have, evidences the Security it is expressed to be evidenced and such Security is valid and effective.

(e)	the Guarantee validly creates the guarantee which is expressed to be created by that Guarantee and evidences the guarantee it is expressed to be evidenced.

17.14	Security and title to assets

(a)	The Collateral SDRs:

(i)	are validly issued in accordance with the Deposit Agreement, and the Shares represented by such Collateral SDRs are validly issued;

(ii)	are duly authorised and fully paid and the Shares represented by such Collateral SDRs are duly authorised and fully paid;

(iii)	are admitted to trading on the Exchange;

(iv)	are credited to the Collateral SDRs Account.

(b)	the Holdco is the absolute legal and direct beneficial owner of the Security Assets which are, or are expressed to be, the subject of the Transaction Security under the Borrower Share Pledge Agreement and all such property, assets or rights are free and clear of any Security, option or other interest, trust or restriction in, on or over them, other than the Security granted under the Transaction Security Documents.

(c)	the Borrower is:

(i)	the absolute legal and direct beneficial owner of the Security Assets (excluding Security Assets in paragraph (ii) below) which are, or are expressed to be, the subject of the Transaction Security under the Collateral Security Agreement; and

(ii)	the Borrower is the absolute legal and direct beneficial owner of those Collateral SDRs and all other property and assets credited to the Collateral SDRs Account and the Cash Collateral Account; and

all such property, assets or rights are free and clear of any Security, option or other interest, trust or restriction in, on or over them, other than (i) the Security granted under the Transaction Security Documents; (ii) in the case of the Collateral SDRs, the Existing Transfer Restrictions; and (iii) the right of the Custodian to debit its annual fee and expenses related to the functioning of the Cash Collateral Account and the Collateral SDR Account per the terms of the acknowledgment of the Custodian in the Pledge Notice and Acknowledgment

(d)	There are no:

(i)	prohibitions, whether contractual, legal or otherwise, on the creation of the Security over the Security Assets;

(ii)	Transfer Restrictions (other than the Existing Transfer Restrictions set forth in paragraph (y) in the definition thereof) in respect of the Security Assets pursuant to any enforcement of the Security under either applicable law or the constitutional documents of any Obligor; or

(e)	The Borrower has at all times complied with the Deposit Agreement in respect of the Collateral SDRs.

(f)	No:

(i)	form of notification (for the purposes of this paragraph, a “Notification”) is or will be required to be made to any stock exchange, regulatory authority or similar body or to any other person (including the Issuer or the SDR Issuer) by any Finance Party, any Obligor, the Guarantor or the Issuer , other than:

(A)	pursuant to the disclosure requirements, the relevant listing rules, disclosure and transparency rules applicable to the SDRs or Shares, the terms of the Transaction Security Documents and/or pursuant to MAR; and,

(B)	to the extent any other Notification is required to be so made (A) the nature and timing of such notification has been discussed with the Lenders (unless such discussions would result in an Obligor being in breach of its legal or regulatory obligations) and (B) such notification has been or will be duly made by the time required by the applicable law or regulation;

(ii)	approval by any stock exchange, regulatory authority or similar body or any other person is or will be required to be sought by any Finance Party, any Obligor, the Guarantor or the Issuer;

(iii)	breach by the Borrower or any of its Affiliates of the relevant listing rules or any other similar law or regulation has or would occur; or

(iv)	clearance to deal under the relevant listing rules or any other similar law or regulation is or will be required by the Borrower or any of its Affiliates; or

as a result of (A) the Collateral SDRs being subject to the Security created under the Transaction Security Documents, (B) the enforcement of a Transaction Security Document, or (C) any appropriation or transfer of all or any part of the Collateral SDRs by or to the Lenders or any other person, provided in the case of paragraphs (e)(i) and(e)(ii) above, the relevant Lender or such other person does not hold any other SDRs or Shares.

17.15	Permitted Borrower Activity

(a)	Prior to the first Utilisation Date, the Borrower has not traded or carried any business or incurred any liabilities or commitments (actual or contingent, present or future) or entered into any contracts, in each case other than any Permitted Borrower Activity or as otherwise permitted by Clause 19.4 (Negative Pledge and other restrictions).

(b)	No Security exists over all or any of the present or future assets of the Borrower other than as permitted by this Agreement.

(c)	The Borrower has no Financial Indebtedness outstanding other than:

(i)	Financial Indebtedness contemplated under the definition of Permitted Borrower Activity; and

(ii)	Financial Indebtedness arising under the Finance Documents.

17.16	No default

(a)	No Event of Default or Mandatory Prepayment Event and, on the Signing Date and the Utilisation Date, no Default, has occurred and is continuing or will result from the entry into, or the performance of, any transaction contemplated by, any Finance Document.

(b)	The Obligors and the Guarantor are not in default under, and each has not breached, any law, regulation or agreement to which it is subject, except for a default or breach which will not have a Material Adverse Effect.

17.17	Centre of Main Interests and Establishments

This is not a Repeating Representation.

(a)	For the purposes of the EU Insolvency Regulation, the centre of main interests (as that term is used in Article 3(1) of the EU Insolvency Regulation) of the Borrower is situated in Luxembourg and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction than Luxembourg.

(b)	The Borrower has its central administration (administration centrale) (as construed in the Luxembourg Company Law) in Luxembourg.

(c)	For the purposes of the EU Insolvency Regulation, the centre of main interests (as that term is used in Article 3(1) of the EU Insolvency Regulation) of Holdco is situated in France and it has no “establishment” (as that term is used in Article 2(10) of the EU Insolvency Regulation) in any other jurisdiction than France.

17.18	Material Non-Public Information

Neither the Borrower nor (to the best of its knowledge) any Relevant Person:

(a)	on the Signing Date and/or the first Utilisation Date is in possession of any Material Non-Public Information relating to the Issuer, the SDR Issuer, the Shares or the SDRs which would: (i) restrict the Borrower’s ability to deal in the SDRs or Shares or grant Security over the SDRs to the Security Agent or (ii) affect its ability to enter into or perform its obligations under the Finance Documents;

(b)	has provided to any Finance Party any Material Non-Public Information relating to the Issuer, the SDR Issuer, the Shares or the SDRs (other than (i) insofar that it is entering into the Finance Documents and the transactions contemplated thereby or (ii) in accordance with the provisions of Clause 19.19 (Provision of Material Non-Public Information));

(c)	has made the decision to enter into the Finance Documents or any transaction contemplated by them (or has been influenced in making such decision) on the basis of Material Non-Public Information.

17.19	Compliance with securities and other laws

Subject to Legal Reservations,

(a)	each Obligor and (to the best of its knowledge) each other Relevant Person is in compliance with all, and has not breached any, laws and regulations (including all securities laws or regulations, the rules and regulations of the Exchange and the Exchange (US) and all laws and regulations relating to market abuse (including MAR), insider dealing, market manipulation, including anti-fraud rules, regulations relating to reporting and/or disclosure of its holdings and/or positions in respect of or relating to securities) applicable to the Borrower or such Relevant Person (as applicable) with respect to the SDRs and the Shares (including synthetic exposures through derivatives) and the Collateral SDRs and any derivatives in respect thereof.

(b)	neither the entering into of the Finance Documents nor the granting of any Security pursuant to the Finance Documents gives rise to any breach of rules relating to market abuse or insider dealing (including without limitation, MAR) in respect of the Borrower or its Affiliates.

17.20	No Proceedings

(a)	No litigation, arbitration, judicial, administrative, governmental or regulatory proceedings or other civil or criminal proceedings, investigations or disputes of or before any court, arbitral body or agency which are reasonably expected to have a Material Adverse Effect have (to the best of its knowledge) been started or threatened in writing against an Obligor or the Guarantor.

(b)	No judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge) been made against any Obligor or the Guarantor.

17.21	Non-reliance

This is not a Repeating Representation.

It is solely responsible for entering into the Finance Documents and has not relied on any other party, other than its independent external auditors, its tax advisors and legal counsel in respect of the accounting, tax or legal treatment to be applied to the transactions contemplated by the Finance Documents or the overall economic effect of such transactions.

17.22	No breach of laws

This is not a Repeating Representation.

It has not breached any law or regulation which breach might reasonably be expected to have a Material Adverse Effect.

17.23	Sanctions

(a)	No Obligor uses and will not at any time use the proceeds of the Facility, or lend, contribute or otherwise make available such proceeds to any acquired entity or Subsidiary or any other person, to fund or facilitate any Sanctions-Related Business or in any other manner that would constitute a violation of Sanctions by the Borrower or a Finance Party.

(b)	Each Obligor and any Obligor's Subsidiary:

(i)	has taken reasonable measures and maintains policies and procedures, to ensure that it, and their respective directors, officers and employees, do not violate any applicable Sanctions; and

(ii)	is not and none of its directors, officers or representatives is, in violation with any Sanctions.

(c)	No Obligor, its directors and officers, nor any Obligor's Subsidiary nor (to each Obligor's knowledge) their respective directors and officers or the Facility Agents, employees or Affiliates of any Obligor and any Obligor's Subsidiary is:

(i)	a Sanctioned Person;

(ii)	is engaged in an activity with, or has received funds or any other assets from, a Sanctioned Person or a person, incorporated or resident in a Sanctioned Country, or would trigger a violation of applicable Sanctions.

In relation to any Lender (each a "Restricted Creditor") which notifies the Facility Agent and the Borrower that the Extraterritorial US Legislation (Sanctions against Cuba, Iran and Libya) (Protection of Trading Interests) Order 1996 (the "UK Order") and/or the Council Regulation (EC) No 2271/96 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom (the "EU Blocking Regulation") and/or and other applicable similar anti-boycott law should apply, this Clause 17.23 shall only benefit a Restricted Creditor to the extent that these provisions would not result in that Restricted Creditor being in: (i) any violation of, conflict with or liability under the EU Blocking Regulation or (ii) a violation or conflict with the UK Order. In connection with any waiver, determination or direction relating to any part of this Clause 17.23 of which a Restricted Creditor does not have the benefit, the Commitments of that Restricted Creditor will be excluded for the purpose of determining whether the consent of the Majority Lenders or other requisite majority has been obtained or whether the determination of the Majority Lenders or other requisite majority has been made.

17.24	Restricted Persons and Money Laundering

(a)	No Obligor, the directors, managing member or officers thereof or (to the best of its knowledge) any of its Affiliates or employees has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption and countering the financing of terrorism laws and regulations or anti-money laundering laws, regulations or rules in any applicable jurisdiction, including without limitation, to the extent applicable, the U.S. Foreign Corrupt Practices Act of 1977, the French Sapin II of 2016, and the U.K. Bribery Act of 2010, and it has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws and regulations.

17.25	No Violation of Regulations of Board of Governors of Federal Reserve System

(a)	No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of Regulations T, U or X of the Board of Governors.

(b)	It is not a United States person or a foreign person controlled by a United States person, each within the meaning of Regulation X of the Board of Governors.

17.26	U.S. Securities laws; status of the Collateral SDRs

This is not a Repeating Representation.

(a)	The Collateral SDRs are not, and in the hands of the Borrower or any of its “affiliates” (within the meaning of Rule 144) have never been, “restricted securities” as defined in Rule 144(a)(3) under the Securities Act.

(b)	There are no Transfer Restrictions (other than the Existing Transfer Restrictions) in respect of any of the Collateral SDRs.

(c)	No Obligor nor any of its Affiliates is party or subject to any shareholder’s agreement, voting agreement, investor rights agreement, lock-up agreement, standstill agreement or any similar agreement relating to Shares or SDRs or other securities of the Issuer (including no corporate governance guidelines arrangements between any Obligor and any other party that have or would have a similar effect) unless:

(i)	such agreement(s):

(A)	are not entered into with the Issuer or any "affiliate" (within the meaning of Rule 144 under the Securities Act) thereof;

(B)	expressly reference this Agreement and provide that the rights and remedies of the Finance Parties and any of their agents and affiliates under this Agreement and the other Finance Documents will not be restricted or amended or otherwise adversely affected by such agreement(s);

(C)	do not result in any Transfer Restrictions (other than the Existing Transfer Restrictions) with respect to the Collateral SDRs; and

(D)	would not cause any acknowledgment, representation, warranty or agreement set forth herein or in any Finance Document to be breached (as if, in the case of any such acknowledgment, representation or warranty, it were repeated as of the date of entry into such agreement(s)); and

(ii)	the Facility Agent has been provided with copies of such agreement(s) (for the attention of the Lenders) and in its sole discretion acting on the instructions of all Lenders the Facility Agent has provided its written consent with respect to and in advance of entry into such agreement(s).

(d)	As of the first Utilisation Date, the Borrower: (i) “beneficially owns” (as defined in Rule 13d-3 under the Exchange Act, and the rules and regulations thereunder) SDRs in an amount at least equal to the Collateral SDRs and (ii) is not a legal or direct beneficial owner of any Shares. Neither the Borrower nor any of its Affiliates have any economic exposure (including economic exposure held by any of its Connected Persons) to any additional Shares or SDRs (including through swaps, options, convertible or exchangeable securities, other derivatives or synthetic positions, whether cash or physically-settled or otherwise).

(e)	Each Loan made to the Borrower is entered into by it in good faith and at arm’s length and is a bona fide loan, with full recourse to the Guarantor. No Loan is entered into with an expectation that the Borrower would default in its obligations thereunder. The Transaction Security is a bona fide security to secure the Secured Obligations, and is not entered into by any Obligor with the intent of facilitating a disposition of any Collateral.

(f)	No Obligor, nor any affiliates (as defined under the Securities Act) of any Obligor, nor any person acting on its or their behalf, has, within the preceding six-month period (i) offered or sold in the United States of America or to any U.S. Person (as such term is defined in Regulation S under the Securities Act) any SDRs or Shares, or any security of the same class or series as the SDRs or Shares, any instruments representing interests in the Shares or any depositary shares representing the right to receive any such securities or (ii) engaged in any “directed selling efforts” (as defined in Regulation S under the Securities Act) in the United States of America with respect to any Shares or any SDRs.

(g)	The Issuer is a “foreign issuer” (as defined in Rule 405 under the Securities Act), and, to the knowledge of the Borrower, there is no “substantial U.S. market interest” as defined in Rule 902(n) of Regulation S in the Shares or the SDRs or any security of the same class or series as the Shares or the SDRs.

(h)	No Obligor is, and after giving effect to the transactions contemplated by the Finance Documents, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

17.27	No US nexus

This is not a Repeating Representation.

No Obligor (i) owns or holds (whether legally or beneficially) property (including, without limitation, any bank accounts); or (ii) has any domicile residence, office or place of business, in the United States of America, provided that, for the purposes of this paragraph, property shall not be interpreted to include any payment made in US dollars from a bank located outside the United States of America to a correspondent bank in the United States of America.

17.28	Custody Agreement

(a)	The Custody Agreement, and the Borrower’s rights under and the Custodian’s obligations under, the Custody Agreement (as amended by the Pledge Notice and Acknowledgment) are legal, valid, binding and enforceable.

(b)	Other than pursuant to the Transaction Security Documents, the Borrower is the sole, absolute, legal and direct beneficial owner of its rights under the Custody Agreement.

(c)	The Custody Agreement remains in full force and effect without any amendment, supplement or variation other than: (i) pursuant to the Pledge Notice and Acknowledgment; and (ii) any amendments, supplement or variation made unilaterally by the Custodian that did not require consent or approval of the Borrower.

(d)	No:

(i)	breach or default under the Custody Agreement has occurred which is continuing;

(ii)	right for the Borrower, Custodian or any other party to rescind, cancel or terminate the Custody Agreement has arisen or been exercised.

(iii)	The Collateral SDRs Account and the Cash Collateral Account are located in Luxembourg.

(iv)	The Collateral SDRs are held on an omnibus account by the Custodian in which securities of the Custodian’s clients, but not the Custodian’s own securities, are held and the securities in such omnibus account are held on behalf of such relevant clients and do not form part of the estate of the Custodian available to its creditors (including in an insolvency).

17.29	No PDMR or PCA

This is not a Repeating Representation.

As of the Signing Date, none of any Obligor, any of its Affiliates or the Guarantor nor any Relevant Person is, with respect to the Issuer, a “person discharging managerial responsibilities” nor a person “closely associated” with such a person (as such terms are defined for the purposes of the MAR).

17.30	Times When Representations Made

(a)	All the representations and warranties in this Clause 17 are made by the Obligors on the Signing Date, on each Utilisation Date and on the Extension Agreement Date, except where a representation is expressed to be given at a specific date (in which case it shall be made on such date).

(b)	The Repeating Representations (except, save as set out below, for Clause 17.10 (No Misleading Information)) are deemed to be made by the Obligors: (i) on the first day of each Interest Period; and (ii) on each date on which SDRs are purchased by the Borrower or credited to the Collateral SDRs Account.

(c)	The Repeating Representation set out in Clause 17.10 (No Misleading Information) is deemed to be made by the Obligors on the date on which the information referred to in such Clause is delivered.

(d)	Each representation or warranty deemed to be made after the Signing Date shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

18.	Information Undertakings

18.1	Financial Statements

The Borrower must supply to the Facility Agent:

(a)	the following audited financial statements:

(i)	within two hundred (200) days after the end of each fiscal year, audited unconsolidated financial statements and as soon as they are available after the end of each fiscal year, audited consolidated financial statements, in each case of the Guarantor

(ii)	within one hundred and fifty (150) days after the end of each fiscal year, audited unconsolidated financial statements and within two hundred (200) days after the end of each fiscal year, audited consolidated financial statements, in each case of each Obligor

(including in each case balance sheets, statements of income and loss, and statements of cash flow), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of such entity in each case as of the end of and for such fiscal year, together with an opinion (unqualified as to going concern and scope of audit) of independent certified public accountants with respect to such financial statements, that such audited unconsolidated and consolidating financial statements have been prepared in accordance with Accounting Principles, and present fairly in all material respects the results of operations and financial condition of such entity, in each case as of the end of and for the fiscal year then ended.

(b)	Within ninety (90) days after the end of each fiscal semester, semi-annual unaudited unconsolidated financial statements (including in each case balance sheets, statements of income and loss, and statements of cash flow), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of each of the Obligors in each case as of the end of and through such fiscal semester, setting forth in each case in comparative form the figures for the corresponding fiscal semester of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of such entity as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of such entity in accordance with Accounting Principles, subject only to normal year-end audit adjustments and the absence of footnotes.

(c)	Promptly, such additional customary information regarding the business, legal, financial or corporate affairs of each Obligor and the Guarantor, or compliance with the terms of the Finance Documents, as the Facility Agent or any Lender through the Facility Agent may from time to time reasonably request, provided that neither any Obligor nor the Guarantor shall be required to disclose any document, record or other information (A) the disclosure of which is prohibited by any law or regulation or (B) that is subject to bona fide attorney-client or similar privilege or constitutes bona fide attorney work product.

In the event any financial statements delivered under this Clause 18.1 (Financial Statements) shall be restated, the Borrower shall deliver the same, promptly after such restated financial statements become available.

18.2	Requirements as to financial statements

(a)	Each set of financial statements delivered by the Borrower pursuant to Clause 18.1 (Financial statements) shall be certified by the Président of the Guarantor as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(b)	The Borrower shall procure that each set of its financial statements delivered pursuant to Clause 18.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors deliver to the Facility Agent a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(c)	The Borrower shall procure that each set of its financial statements delivered pursuant to Clause 18.1 (Financial statements) is audited by a major international accounting firm.

18.3	Disclosure of Financial Statements

The Facility Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of any Obligor or the Guarantor (i) to any court or other Governmental Authority or (ii) to any Lender or any Affiliate of any such party.

18.4	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Signing Date;

(ii)	any change in the status or identity of an Obligor or the Guarantor or the composition of the shareholders of an Obligor or the Guarantor after the Signing Date;

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment;

(iv)	the internal rules and/or policies of the relevant Finance Party,

obliges the Facility Agent, the Calculation Agent, the Security Agent or any Lender (or, in the case of paragraph (iii) above, any prospective New Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Facility Agent, the Calculation Agent, the Security Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender), the Calculation Agent, the Security Agent or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective New Lender) in order for the Facility Agent, the Calculation Agent, the Security Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective New Lender to carry out and be satisfied with the results of all necessary “know your customer” or other checks under all applicable laws and regulations in relation to any relevant person pursuant to the transactions contemplated in the Finance Documents.

(b)	Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied with the results of all necessary “know your customer” or other checks on Lenders or prospective New Lender under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

18.5	Notification of Default

(a)	An Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)	Promptly upon a request by the Facility Agent, the Borrower shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

18.6	FPI Status

The Borrower shall notify the Facility Agent promptly upon becoming aware that any securities in the Collateral, or that are required to be in the Collateral, are issued by any issuer that is not a “foreign private issuer” or ceases to be a “foreign private issuer” (in each case, within the meaning of Rule 3b-4 under the Exchange Act).

18.7	Information: miscellaneous

The Borrower shall supply to the Facility Agent:

(a)	at the same time as they are dispatched, copies of all documents dispatched by an Obligor or the Guarantor to its creditors generally (or any class of them) (if any);

(b)	at the same time as they are dispatched, copies of all documents dispatched by the Borrower to Holdco as its shareholder relating to or in connection with any Adverse Corporate Decision or which might be prejudicial to the interest of any Finance Party;

(c)	as soon as reasonably practicable and in any event no later than three (3) Business Days following the date of receipt, copies of all documents received by any Obligor in respect of any changes or variations to the Deposit Agreement or any related document to the Collateral SDRs;

(d)	subject to Clause 19.19 (Provision of Material Non-Public Information), all documents required by law or, to the extent applicable, the rules of the relevant stock exchange to be dispatched by any Obligor to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(e)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative, governmental or regulatory proceedings which are current, threatened or pending against any Obligor or the Guarantor, and which might, if adversely determined, have a Material Adverse Effect;

(f)	promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any Obligor or the Guarantor, and which might, if adversely determined, have a Material Adverse Effect;

(g)	promptly upon becoming aware of them, the details of:

(i)	any breach, alleged breach or potential breach by any Obligor or the Guarantor of any law, regulation, stock exchange rule or listing rules, in each case, applicable to the Shares or the SDRs;

(ii)	any requirement that any Finance Party, any Obligor, the Guarantor or the Issuer must make a notification to any stock exchange, regulatory, administrative or Governmental Authority or similar body or to any other person in connection with the Shares or the SDRs;

(iii)	any clearance to deal being required under any applicable listing rules or any other similar law or regulation by any Obligor or the Guarantor in each case as a result of (A) the SDRs being subject to the Transaction Security Documents, (B) the enforcement of any Transaction Security Document, or (C) any appropriation or transfer of all or any part of the Collateral SDRs by or to any Finance Party or any other person; and

(h)	promptly such further information regarding the Collateral or the financial condition, business and operations of any Obligor or the Guarantor as the Facility Agent may reasonably request.

18.8	Dealings by PDMRs

The Borrower undertakes to notify the Issuer, in accordance with MAR, as soon as possible of any dealing by it, or any of its Affiliates which are “persons discharging managerial responsibilities” or persons “closely associated” with a “person discharging managerial responsibility” (as such terms are defined for the purposes of MAR) in respect of the Issuer and, in any event, within three business days (as such term is used for the purposes of MAR) of such dealing.

19.	General Undertakings

The undertakings and covenants in this Clause 19 remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	and if so requested, supply certified copies to the Facility Agent of,

any Authorisation required to:

(i)	enable it to perform its obligations under the Finance Documents and the Finance Documents to which it is a party; and

(ii)	ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document or the Finance Documents to which it is a.

19.2	Compliance with Laws

(a)	Each Obligor shall comply in all respects with all laws and regulation to which it may be subject, if failure so to comply:

(i)	would impair its ability to perform its material obligations under the Finance Documents;

(ii)	would impair the ability of the Security Agent or the Lenders to hold, acquire, dispose of any Security Assets or Security over any Security Assets or to enforce the Transaction Security; or

(iii)	has or is reasonably likely to have a Material Adverse Effect.

(b)	The Borrower shall comply, and shall ensure that each Relevant Person complies with all laws and regulations (including all securities laws or regulations, the rules and regulations of the Exchange and the Exchange (US) and all laws and regulations relating to market abuse (including MAR), insider dealing, market manipulation, including anti-fraud rules, regulations relating to reporting and/or disclosure of its holdings and/or positions in respect of or relating to securities) applicable to the Borrower or such Relevant Person with respect to the SDRs and Shares (including synthetic exposures through derivatives) and the Collateral SDRs and any derivatives in respect thereof.

(c)	The Borrower shall not exercise any rights with respect to the Collateral SDRs if the decision to exercise such right has been made (or has been influenced, provided that for such purposes the fact that Xavier Niel is the President of Holdco and/or of the Guarantor shall not in and of itself constitute evidence thereof) by Material Non-Public information in a manner which would constitute insider dealing or market manipulation for the purposes of MAR or a violation of any applicable anti-fraud or market manipulation provisions of, or regulations under, the Securities Act and/or the Exchange Act.

(d)	The Borrower shall, on request of the Lenders, take all commercially reasonable steps to procure (without however any obligation of result) that the Issuer or the SDR Issuer, as applicable, will publish an announcement on the Exchange or the Exchange (US), as applicable, in accordance with the listing rules in respect of any Material Non-Public Information about the Issuer, a shareholder or officer of the Issuer, the SDR Issuer, the SDRs or the Shares which is received by a Finance Party and arises following the occurrence of an Event of Default which is continuing, provided that failure to do so will not affect any other rights of the Finance Parties under the Finance Documents.

19.3	Taxation

(a)	Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed (including any applicable grace period) without incurring penalties or fines for late payment unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)	adequate reserves are being maintained for those Taxes and the costs required to contest them; and

(iii)	such failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	No Obligor shall change its residence for Tax purposes nor have a branch, agency, permanent establishment or permanent representative in any country or jurisdiction other than its country of incorporation.

19.4	Negative Pledge and other restrictions

(a)	The Borrower shall not trade, carry on any business, own any material assets or incur any material liabilities except for:

(i)	Permitted Borrower Activity; and

(ii)	any other actions permitted under this Clause 19.4.

(b)	Other than the acquisition (including without limitation by way of granting [*****], acting as broker, a Blind Mandate for such purposes) and holding of the SDRs in an amount up to the Maximum Number of Collateral SDRs, the Borrower shall not make any acquisition, whether by one or a series of transactions, (including without limitation, by purchase, subscription or otherwise) of all or any part of the share capital, depositary receipts or equivalent of any company or other person (including, without limitation, any partnership or joint venture) or any asset or assets of any company or other person (including, without limitation, any partnership or joint venture) constituting a business or separate line of business of that company or other person.

(c)	Each Obligor shall procure that:

(i)	the Affiliates of the Borrower (other than the Borrower) shall not purchase or hold any SDRs (except as regards SDRs corresponding to purchases made by Holdco on or prior to the Signing Date and which have not been transferred to the Borrower prior to the Signing Date, provided that such SDRs shall be transferred to the Borrower promptly upon receipt by Holdco); and

(ii)	any Affiliates of the Borrower and the Borrower shall not purchase or hold any Shares;

(d)	The Borrower may purchase the SDRs (including without limitation by way of granting [*****], acting as broker, a Blind Mandate for such purposes), provided that, in aggregate, the number of SDRs so purchased does not exceed the Maximum Number of Collateral SDRs. Any SDRs purchased by the Borrower (or Holdco as contemplated under paragraph (c)(i) above) other than with the proceeds of any Loan shall be deposited into the Collateral SDRs Account no later than within two (2) Business Days of such purchase. The Borrower shall ensure that no more than the Maximum Number of Collateral SDRs are deposited to the Collateral SDRs Account at any time.

(e)	No Obligor shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction.

(f)	The Borrower shall not incur or allow to remain outstanding any Financial Indebtedness, other than: (i) the Financial Indebtedness arising under the Finance Documents; (ii) any Financial Indebtedness incurred pursuant to any Permitted Equity Contribution; (iii) the indebtedness contemplated under sub-paragraph (h)(ii) below; and (iv) hedging liabilities for the purposes of currency conversions as contemplated by paragraph (c) of the definition of “Permitted Borrower Activity”.

(g)	The Borrower shall procure that no Affiliate of the Borrower has incurred or allowed to remain outstanding any Financial Indebtedness to finance the acquisition of Shares or SDRs other than: (i) the Financial Indebtedness incurred in connection with the acquisition by Holdco of SDRs prior to the first Utilisation Date and (ii) Financial Indebtedness to be incurred by Affiliates (other than the Borrower) the proceeds of which are to be on-lent directly or indirectly to the Borrower for the Borrower (only) to finance the direct acquisition of SDRs by the Borrower, provided such Financial Indebtedness constitutes a Permitted Equity Contribution.

(h)	The Borrower will not create or permit any Security to subsist, arise or be created or extended over all or any part of its assets (other than the Collateral SDRs and the Cash Collateral, to which paragraph (i) below applies), except for the following:

(i)	the Transaction Security;

(ii)	any liens arising in the ordinary course of business by way of contract which secure indebtedness under any agreement for the supply of goods or services in respect of which payment is not deferred for more than one hundred and eighty (180) days (or three hundred and sixty (360) days if such deferral is in accordance with the terms pursuant to which the relevant goods were acquired or services were provided); and

(iii)	rights of set-off arising in the ordinary course of business.

(i)	The Borrower will not create or permit any Security to subsist, arise or be created or extended over (i) all or any part of the Collateral SDRs held (directly or indirectly) by it or (ii) the Cash Collateral, other than the Transaction Security (including, for the avoidance of doubt, the rights of the Custodian pursuant to the terms of the Pledge Notice and Acknowledgment).

(j)	An Obligor will not sell, transfer, lend or otherwise dispose of or cease to exercise direct control over any part of the Collateral whether by one or a series of transactions related or not.

(k)	The Borrower will not incur or allow to remain outstanding any guarantee to or for the benefit of any person other than for the avoidance of doubt any procurement obligation under the Finance Documents.

(l)	No Obligor shall (and shall procure that none of its Affiliates shall) enter into any margin loan, equity derivative, synthetic derivative, exchange or convertible debt, stock loan, repo or other similar equity-related financing, hedging, preference share, monetisation transaction or Financial Indebtedness transaction (or any equivalent or combination of such transactions) in respect of or by reference to any Shares or SDRs, other than for the avoidance of doubt any Financial Indebtedness to be incurred by Affiliates (other than the Borrower) the proceeds of which are to be on-lent directly or indirectly to the Borrower for the Borrower (only) to finance the direct acquisition of SDRs by the Borrower, provided such Financial Indebtedness constitutes a Permitted Equity Contribution.

19.5	Security and Pari Passu Ranking

(a)	Each Obligor will procure that its payment obligations under the Finance Documents do and will rank at least pari passu with all the claims of its other present and future unsecured and unsubordinated creditors (save for those obligations mandatorily preferred by applicable law applying to companies generally).

(b)	The Obligors shall maintain any Subordination Deed in full force and effect, shall comply with the terms thereof and undertake not to terminate, amend, vary, supplement or waive all or any of its rights or obligations under it without the prior written consent of all the Lenders.

(c)	The Obligors shall ensure that each Transaction Security Document entered into by it creates in favour of the Security Agent the Security which is expressed to create with the ranking and priority it is expressed to have.

(d)	The Obligors shall not do nor consent to the doing of anything which would be likely to prejudice the validity, enforceability or priority of any of the Transaction Security.

19.6	Centre of Main Interests and Establishments

(a)	The Borrower shall not:

(i)	move its centre of main interest or principal place of business (as such terms are used in the EU Insolvency Regulation), or its central administration (administration centrale) (as such term is used in the Luxembourg Company Law) from Luxembourg; or

(ii)	have an establishment (as the term is used in Article 2(10) of the EU Insolvency Regulation) outside of Luxembourg.

(b)	Holdco shall not cause or allow its centre of main interest (as such term is used in the EU Insolvency Regulation) to be situated in a jurisdiction other than its jurisdiction of incorporation.

(c)	All board meetings and shareholder’s meetings of the Borrower will be held in Luxembourg and a majority of the members of the board of managers of the Borrower will be professionally residing in Luxembourg.

19.7	Adverse Corporate Decision

The Borrower shall not take any Adverse Corporate Decision.

19.8	No Voluntary Collateral

(a)	Subject to paragraph (b) below, each Obligor shall ensure that no cash other than the Dividends are posted to the Cash Collateral Account other than in accordance with the terms of the Finance Documents.

(b)	The Borrower may, from time to time, with 5 Business Days’ prior notice to the Facility Agent and the Calculation Agent transfer Cash to the Cash Collateral Account and, upon receipt, such Cash shall become Cash Collateral, provided that the amount of any individual transfer of Cash must be not less than EUR 5,000,000. No Cash Collateral can be released from the Cash Collateral Account without prior consent of the Security Agent and its instruction to the Custodian. For the avoidance of doubt, no such prior notices or consents shall be required to operate other cash accounts of the Borrower which are not subject to Transaction Security.

19.9	Dividends

(a)	Unless otherwise mutually agreed in writing by the Calculation Agent and the Borrower from time to time, each Obligor shall ensure that all Dividends payable in respect of the Collateral SDRs:

(i)	in cash are paid into the Cash Collateral Account; and

(ii)	in any other form are paid into the Collateral SDRs Account,

and, in each case, are subject to Transaction Security.

(b)	In respect of Collateral SDRs only, the Borrower will not, at any time, where it has the option to elect between receiving dividends in cash and dividends in the form of shares (or any form other than cash), elect to receive a dividend in the form of shares, or any form other than cash. Notwithstanding the foregoing, the Borrower may elect to receive a dividend in the form of shares only, with the prior express written consent of the Lenders.

19.10	Sanctions

(a)	No Obligor shall, directly or indirectly, use the proceeds of the Loan hereunder, or lend, contribute or otherwise make available such proceeds to any person, in any manner that would result in a violation of Sanctions by any Finance Party (including without limitation as a result of the proceeds of the Facility being used to fund or facilitate any activities or business of, with or related to (or otherwise to make funds available to or for the benefit of) any person who is a Sanctioned Person).

(b)	Each Obligor shall ensure that (i) no person that is a Sanctioned Person will have any legal or beneficial interest in any funds repaid or remitted by the Borrower to any Finance Party in connection with the Facility, and (ii) it shall not use any revenue or benefit derived from any activity or dealing with a Sanctioned Person for the purpose of discharging amounts owing to any Finance Party in respect of the Facility.

(c)	Each Obligor shall implement and maintain appropriate safeguards designed to prevent any action that would be contrary to paragraph (a) or (b) above.

(d)	In relation to any Lender (each a "Restricted Creditor") which notifies the Facility Agent and the Borrower that the Extraterritorial US Legislation (Sanctions against Cuba, Iran and Libya) (Protection of Trading Interests) Order 1996 (the "UK Order") and/or the Council Regulation (EC) No 2271/96 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom (the "EU Blocking Regulation") and/or and other applicable similar anti-boycott law should apply, this Clause 19.10 (Sanctions) shall only benefit a Restricted Creditor to the extent that these provisions would not result in that Restricted Creditor being in: (i) any violation of, conflict with or liability under the EU Blocking Regulation or (ii) a violation or conflict with the UK Order. In connection with any waiver, determination or direction relating to any part of this 19.10 (Sanctions) of which a Restricted Creditor does not have the benefit, the Commitments of that Restricted Creditor will be excluded for the purpose of determining whether the consent of the Majority Lenders or other requisite majority has been obtained or whether the determination of the Majority Lenders or other requisite majority has been made.

19.11	Accounts

The Borrower shall ensure that the Cash Collateral Account and the Collateral SDRs Account are opened and maintained with the Custodian in Luxembourg and are subject to valid Security under the Transaction Security Documents.

19.12	No Assets in the United States

An Obligor shall not:

(a)	own or hold (whether legally or beneficially) any property (including, without limitation, any bank accounts); or

(b)	have any domicile, residence, office or place of business,

in the United States of America; provided that, for the purpose of this Clause 19.12, the Parties agree that property shall not be interpreted to include any payments made in US dollars from a bank located outside the United States of America to a correspondent bank in the United States of America.

19.13	Further Assurance

(a)	Each Obligor shall at its own expense promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)	to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)	to confer on the Security Agent or confer on the Finance Parties Security over any property and assets of an Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)	Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

(c)	An Obligor shall not take any action which would, or could reasonably be expected to, have an adverse effect on the value of any Security Assets or the ability of the Finance Parties to value, market, realise or take any enforcement action with respect to any Security Assets or which would, or could reasonably be expected to, otherwise prejudice the interests of the Finance Parties.

19.14	Constitutional Documents

(a)	The Borrower shall not amend, vary, novate, supplement, supersede, waive, or terminate any term of any of its Constitutional Documents without the prior written consent of each Lender, unless such action is not materially prejudicial to the interests of any Finance Party.

(b)	Holdco shall not amend, vary, novate, supplement, supersede, waive, or terminate any term of any of its Constitutional Documents without the prior written consent of each Lender, unless such action is not materially prejudicial to the interests of any Finance Party.

19.15	No Violation of Regulations of Board of Governors of Federal Reserve System

(a)	No Obligor shall take any action reasonably likely to cause the transactions contemplated by the Finance Documents to violate or result in a violation of Regulations T, U or X of the Board of Governors.

(b)	No Obligor shall become a United States person or a foreign person controlled by a United States person, each within the meaning of Regulation X of the Board of Governors.

19.16	Investment Company Act

Each Obligor shall conduct its affairs in such a manner so as to ensure that it will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended.

19.17	Collateral SDRs

(a)	The Borrower shall not, directly or indirectly, transfer any SDR to the Collateral SDRs Account unless such SDR (i) is in book-entry format and (ii) is not subject to any Transfer Restrictions, other than the Existing Transfer Restrictions (whether in the hands of the Borrower or any Finance Party exercising its rights with respect thereto under the Finance Documents).

(b)	The Borrower shall ensure that:

(i)	the Collateral SDRs have no moneys or liabilities outstanding or payable in respect of any of them;

(ii)	all calls, subscription moneys and other moneys payable on or in respect of any of the Collateral SDRs are promptly paid and the Finance Parties and their nominees are indemnified against any cost, liabilities or expenses which it or they may suffer or incur as a result of any failure by the Borrower to pay the same;

(iii)	the Collateral SDRs (and the interests in the Collateral SDRs credited to the Collateral SDRs Account) are (other than by virtue of the Security Agreements) not subject to, nor the subject of, any condition to or restriction on transfer under any pre-emption rights, “lock up” or other Transfer Restrictions (other than the Existing Transfer Restrictions) to which the Borrower or any Affiliate is a party or beneficiary; and

(iv)	it informs the Facility Agent promptly on becoming aware that the Collateral SDRs (i) are not or could not reasonably be expected to be (other than by virtue of the Security Agreements) freely and fully transferable pursuant to any Transfer Restrictions (other than the Existing Transfer Restrictions) or (ii) are subject to, or the subject of, any Transfer Restrictions (other than the Existing Transfer Restrictions).

(c)	No Obligor, nor any of its Affiliates will, during the term of this Agreement, enter into or otherwise be subject to, any shareholder’s agreement, voting agreement, investor rights agreement, lock-up agreement, standstill agreement or any similar agreement relating to Shares or SDRs or other securities of the Issuer (including no corporate governance guidelines arrangements between any Obligor and any other party that have or would have a similar effect) unless:

(i)	such agreement(s):

(A)	expressly reference this Agreement and provide that the rights and remedies of the Finance Parties and any of their agents and affiliates under this Agreement and the other Finance Documents will not be restricted or amended or otherwise adversely affected by such agreement(s);

(B)	do not and will not result in any Transfer Restrictions (other than the Existing Transfer Restrictions) with respect to the Collateral SDRs; and

(C)	would not cause any acknowledgment, representation, warranty or agreement set forth herein or in any Finance Document to be breached (as if, in the case of any such acknowledgment, representation or warranty, it were repeated as of the date of entry into such agreement(s)); and

(ii)	subject to Clause 19.19 (Material Non-Public Information), the Facility Agent has been provided with copies of such agreement(s) (for the attention of the Lenders) and in its sole discretion acting on the instructions of all Lenders the Facility Agent has provided its written consent with respect to and in advance of entry into such agreement(s).

(d)	Each Obligor shall ensure that no Obligor, nor any affiliates (as defined under the Securities Act) of any Obligor, nor any person acting on its or their behalf, has, within the preceding six-month period (i) offered or sold in the United States of America or to any U.S. Person (as such term is defined in Regulation S under the Securities Act) any SDRs or Shares, or any security of the same class or series as the SDRs or Shares, any instruments representing interests in the Shares or any depositary shares representing the right to receive any such securities or (ii) engaged in any “directed selling efforts” (as defined in Regulation S under the Securities Act) in the United States of America with respect to any Shares or any SDRs.

(e)	The Borrower shall maintain the Custody Agreement (to the extent not unilaterally amended, supplemented or varied by the Custodian pursuant to the terms thereof without prior consent or approval of the Borrower) and the Pledge Notice and Acknowledgment in full force and effect, shall perform its obligations thereunder and comply with the terms thereof and undertakes not to terminate or permit the termination of, amend, vary, supplement or waive all or any of its or the Custodian’s rights and/or obligations under them. The Borrower shall take all reasonable and practicable steps to preserve and enforce its rights and remedies under or in respect of the Custody Agreement.

(f)	Holdco undertakes that it shall have no rights or any claim whatsoever with respect to the Collateral SDRs and the Borrower shall be the absolute legal and direct beneficial owner of the Collateral SDRs.

19.18	Compliance with U.S. securities laws; compliance with the Deposit Agreement

(a)	The Borrower shall, at all times during the term of this Agreement, comply with all applicable reporting obligations in respect of the Collateral SDRs (including the Shares represented thereby) and any transactions under the Finance Documents, including under Section 13(d) and Section 13(g) of the Exchange Act, the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended or otherwise, and, in each case, the Borrower will provide the Facility Agent (for the attention of the Lenders) with a copy of any report or schedule filed thereunder by the Borrower or its Connected Persons in respect of any transactions under the Finance Documents promptly upon filing thereof. In addition, the Borrower agrees that any such filing with respect to the Collateral SDRs (including the Shares represented thereby) or any transactions under the Finance Documents that references any Lender will be provided to the Facility Agent (for the attention of the Lenders), subject to Clause 19.19 (Material Non-Public Information) with an opportunity to comment thereon (unless such discussion would result in an Obligor being in breach of its legal or regulatory obligations) and provided such comments shall not be binding on the Borrower.

(b)	During the term of this Agreement, none of the Obligor and none of their Affiliates shall be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act, but treating any securities beneficially owned by Borrower that are convertible, exchangeable or exercisable into or for equity securities of the Issuer as if they had been converted, exchanged or exercised) of an amount of SDRs equal to or exceeding the Maximum Percentage of the outstanding Shares of the Issuer. None of the Obligors and none of their Affiliates shall otherwise have economic exposure (including economic exposure held by any of its Connected Persons) to Shares (including through swaps, options, convertible or exchangeable securities, other derivative or synthetic positions, whether cash or physically-settled or otherwise).

(c)	At a time when an Event of Default has occurred and is continuing, no Obligor will, directly or indirectly, take any action with respect to any Shares, SDRs or securities convertible into or exercisable or exchangeable for any Shares or SDRs under circumstances where such action would cause the exemption afforded by Section 4(a)(2) of the Securities Act or the safe harbor of Regulation S thereunder to not be applicable or available for any actual or potential offer, sale, pledge, contract or disposition by any Finance Party in respect of the Collateral (whether or not any Finance Party has elected to exercise any remedies under the Finance Documents).

(d)	The Borrower shall comply with the Deposit Agreement in respect of the Collateral SDRs, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

19.19	Provision of Material Non-Public Information

(a)	No Obligor shall provide any Finance Party with any Material Non-Public Information in any document or notice required to be delivered pursuant to this Agreement or in any communication connected with this Agreement (each, a “Communication”) without (i) first notifying such Finance Party in writing that the Communication that such Obligor is about to deliver contains Material Non-Public Information, and (ii) the relevant Finance Party having confirmed in writing the manner in which it wishes to receive such information;

(b)	An Obligor failure to deliver the Communication to such Finance Party to the extent that it contains Material Non-Public Information shall not be deemed to be a breach of this Agreement. Absent such notification from an Obligor, such Obligor shall be deemed to have represented that such Communication contains no Material Non-Public Information.

(c)	Each Obligor irrevocably authorises a Finance Party (and any person acting on such Finance Party’s behalf) to, and consents that a Finance Party (and any person acting on such Finance Party’s behalf) may, disclose to any person any information (which may be Confidential Information) that such Finance Party considers necessary or desirable (provided the determination of whether such disclosure is desirable is made by such Finance Party acting reasonably) for the purposes of, or in connection with, any potential realisation or enforcement of such Finance Party’s rights under any Finance Document (including any Security granted or purported to be granted over all or any of the Secured Obligations), and provided that the relevant Finance Party shall take into account any laws and regulations applicable to it in making such disclosure.

19.20	Notification of PDMRs

The Borrower shall ensure it informs the Facility Agent promptly on it becoming aware that any Obligor, the Guarantor, an Affiliate or any Relevant Person is, with respect to the Issuer, a “person discharging managerial responsibilities” or a person “closely associated” with such a person (as such terms are defined for the purposes of the MAR).

19.21	Change of Business

Each Obligor shall procure that no substantial change is made to the general nature of the business of any of the Obligors from that carried on at the Signing Date.

19.22	Arm’s Length Basis

The Obligors shall not enter into any transaction with any person except on arm’s length terms and for full market value.

19.23	Waiver of immunity

Each Obligor irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction or order for specific performance or recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any proceedings.

19.24	DAC6

Each Obligor shall supply to the Facility Agent (in sufficient copies for all the Lenders if the Facility Agent so requests):

(a)	promptly upon the making of such analysis or the obtaining of such advice, any analysis made or advice obtained on whether any transaction contemplated by the Finance Documents or any transaction carried out in connection therewith contains a hallmark as set out in Annex IV of DAC6 or could or does give rise to any mandatory disclosure requirement in the United Kingdom; and

(b)	promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made to any governmental or taxation authority by or on behalf of any Obligor or by any intermediary to such Obligor in relation to DAC6 or any law or regulation which implements DAC6 (including any mandatory disclosure regime in the United Kingdom) and any unique identification number issued by any governmental or taxation authority to which any such report has been made (if available).

20.	Events of Default

Each of the events or circumstances set out in Clause 20 (Events of Default) is an Event of Default (save for Clause 20.18 (Acceleration)).

20.1	Non-Payment

An Obligor or the Guarantor does not pay on the due date any amount payable by it under the Finance Documents at the place at, and in the currency in, which it is expressed to be payable, provided that if such non-payment:

(a)	does not relate to Clauses 6 (Repayment and Maturity Extension), 7 (Prepayment and Cancellation) or 8 (Adjustment Event); and

(b)	is due to an administrative or technical error or a Disruption Event,

this Event of Default shall only occur on the first (1st) Payment Business Day following such non-payment.

20.2	Breach of Covenants and Other Obligations

(a)	An Obligor does not comply with Clause 19.4 (Negative Pledge and other restrictions), Clause 19.5 (Security and Pari Passu Ranking), Clause 19.6 (Centre of Main Interests and Establishments), Clause 19.7 (Adverse Corporate Decision), Clause 19.10 (Sanctions), Clause 19.14 (Constitutional Documents) or 19.18 (Compliance with U.S. securities laws requirements in respect of the Shares; compliance with the Deposit Agreement).

(b)	The Borrower does not comply with Clause 19.7 (Adverse Corporate Decision).

(c)	The Borrower does not comply with any Repayment Extension Condition.

(d)	An Obligor or the Guarantor does not comply with any other provision of the Finance Documents to which it is a party and such failure (if capable of remedy before the expiry of such period) continues unremedied for a period of three (3) Business Days from the earlier of the date on which (i) such Obligor or the Guarantor, as applicable, has become aware of the failure to comply or (ii) the Facility Agent gives notice to such Obligor or the Guarantor requiring the same to be remedied.

20.3	Misrepresentation

A representation, warranty or statement made, deemed to be made or repeated by an Obligor, the Guarantor or any subordinated creditor under the Subordination Deed, in each case in or in connection with any Finance Document to which it is party or in any certificate or statement delivered by or on behalf of it under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect (or with respect to any representation in paragraphs (a) or (b) of Clause 17.26 (U.S. Securities laws; status of the Collateral SDRs) is or proves to have been incorrect or misleading) when made or deemed to have been made or repeated and, in the event that any representation or warranty is capable of remedy, the misrepresentation is not remedied within three (3) Business Days of the earlier of the date on which (i) such Obligor or the Guarantor, as applicable, has become aware of the misrepresentation and (ii) the Facility Agent gives notice to such Obligor, the Guarantor or any subordinated creditor, as applicable, and requiring the same to be remedied.

20.4	Cross Default

(a)	Any Financial Indebtedness of any Obligor or the Guarantor is not paid when due and payable after the expiry of any originally applicable grace period;

(b)	Any creditor of an Obligor or the Guarantor becomes entitled to declare any Financial Indebtedness of such Obligor or Guarantor due and payable prior to its specified maturity as a result of an event of default (howsoever described);

(c)	Any Financial Indebtedness of an Obligor or the Guarantor becomes prematurely due and payable or is placed on demand, in each case as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness;

unless the aggregate amount of Financial Indebtedness falling within all or any of paragraph (a) to (c) above is less than:

(i)	with respect to an Obligor, EUR 1,000,000 or its equivalent; or

(ii)	with respect to the Guarantor, EUR 10,000,000 or its equivalent.

and provided that for the above purposes, in respect of (i) the Guarantor only, only Financial Indebtedness incurred with respect to a non-Affiliate of the Guarantor will be taken into account; and (ii) the Borrower, the Financial Indebtedness the claims under which are subordinated pursuant to the Subordination Deed will not be taken into account, in each case for the computation of such aggregates.

20.5	Insolvency

An Insolvency Event occurs with respect to any Obligor or the Guarantor.

20.6	Insolvency Proceedings

An Insolvency Proceedings Event, an Insolvency Filing Event or anything which has an equivalent effect to any of these events occurs with respect to any Obligor or the Guarantor where such Obligor or the Guarantor, as applicable, is the “Relevant Entity” as used in the defined terms “Insolvency Proceedings Event” or “Insolvency Filing Event”.

20.7	Creditors’ Process

Any expropriation, distress, execution, attachment, sequestration or other legal process is levied, enforced or sued out upon or against all or any part of the assets of any Obligor or the Guarantor, except where the same is being contested in good faith and is removed, discharged or paid within 10 days.

20.8	Final Judgment

An Obligor or any Guarantor fails to comply with any final judgment made against it which, after deducting any amounts that a solvent insurance company has acknowledged liability for, has a Material Adverse Effect, and provided such judgment is not paid, discharged or stayed for a period of ten (10) days.

20.9	Unlawfulness

(a)	It is or becomes unlawful for an Obligor or the Guarantor to perform any of its payment or other material obligations under the Finance Documents to which it is a party, or any Finance Document or, subject to the Legal Reservations, the subordination under the Subordination Deed become invalid or ceases to be in full force and effect.

(b)	Any Finance Document, any obligation or obligations of any Obligor or the Guarantor, as applicable, under any Finance Document or any subordination under the Subordination Deed ceases to be or are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable or is alleged by a party to it (other than a Finance Party) to be ineffective.

20.10	Repudiation

An Obligor or the Guarantor repudiates, or evidences an intention to repudiate, any Finance Document to which it is a party.

20.11	Transaction Security and the Guarantee

Any Transaction Security Document or the Guarantee in relation to the Facility is not in full force and effect or any Transaction Security Document or the Guarantee in relation to the Facility does not create in favour of the Finance Parties the Security or guarantee, as applicable, which it is expressed to have created and with the ranking and priority it is expressed to have.

20.12	Cessation of Business

An Obligor or the Guarantor suspends or ceases or threatens to suspend or cease to carry on all or a material part of its business.

20.13	Material Adverse Change

Any event or circumstance or series of events or circumstances occur which would or is reasonably likely to have a Material Adverse Effect.

20.14	Proceedings

Any litigation, arbitration or administrative proceedings have been started against any Obligor or the Guarantor, which are reasonably likely to be adversely determined and, if so adversely determined, have or would have a Material Adverse Effect.

20.15	Change of Control

A Change of Control occurs.

20.16	Ownership of Security Assets

Disregarding any impact of the granting Transaction Security, the Borrower ceases to be the absolute legal and direct beneficial owner of the Collateral SDRs Account or the Cash Collateral Account or ceases to have good and marketable title (as absolute legal and direct beneficial owner) to any of the Security Assets or the Security Assets cease to be credited to the Collateral SDRs Account or the Cash Collateral Account, as applicable, other than in accordance with the terms of the Finance Documents.

20.17	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or dispute is commenced against any Obligor or the Guarantor which is reasonably expected to have a Material Adverse Effect.

20.18	Acceleration

(a)	Immediately after the occurrence of an Event of Default for as long as such Event of Default is continuing the Facility Agent shall, if so directed by any Lender, by notice to the Borrower declare that all of the Loan(s) under the Facility, together with accrued interest, and all other amounts accrued or outstanding in respect of the Facility under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and

(b)	Immediately after the occurrence of an Event of Default, for so long as such Event of Default is continuing, the Security Agent shall, if so directed by any Lender, by notice to the Borrower:

(i)	enforce the Transaction Security in respect of the Facility and/or sell the SDRs constituting Collateral SDRs in respect of the Facility; and/or

(ii)	exercise any or all of its rights, remedies, powers or discretions under the Finance Documents relating to the Facility, including making a demand under the Guarantee.

21.	Changes to the FINANCE Parties

21.1	Assignments and Transfers by the Lenders

Subject to this Clause 21, a Lender (the “Existing Lender”) may

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations

under any Finance Document to another bank or financial institution or to a trust, fund, or any insurance or reinsurance company or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

21.2	Conditions of Assignment or Transfer

(a)	The consent of the Borrower is required for an assignment or transfer in accordance with Clause 21.1 (Assignments and Transfers by the Lenders) unless the assignment and/or transfer is:

(i)	to another Lender or an Affiliate of a Lender or to a special purpose vehicle set up by a Lender or Affiliate of any Lender where Security over securities issued by such special purpose vehicle is to be created in favour of a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank);

(ii)	if the Existing Lender is a fund, to a fund which is a Related Fund of the Existing Lender;

(iii)	to an entity approved by the Borrower and the Facility Agent from time to time; or

(iv)	made at a time when an Event of Default is continuing.

(b)	The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed, such consent will be deemed to be given if not expressly refused within five (5) Agent Business Days of such consent being requested.

(c)	An assignment will only be effective on:

(i)	receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)	the performance by the Facility Agent of all “know your customer” or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Lender and the New Lender.

(d)	A transfer will only be effective if the procedure set out in Clause 21.6 (Procedure for Transfer) is complied with.

(e)	No transfer or assignment shall be made to a New Lender unless such proposed New Lender accedes to any Coordination Agreement entered into between the Lenders with respect to the Facility.

(f)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross-Up and Indemnities) or Clause 13 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(g)	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(h)	Nothing in this Clause 21.2 (Conditions of Assignment or Transfer) shall prohibit the Lender or any Affiliate of the Lender from entering into, whether directly or indirectly, any sub-participation or similar transaction in relation to, or any other transaction under which payments are to be made or may be made by reference to, this Agreement and/or the Borrower (including credit protection, hedging transactions and/or derivative transactions of any kind, however described).

21.3	Assignment or Transfer Fee

Unless the Facility Agent otherwise agrees, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of EUR 5,000.

21.4	Limitation of Responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security, the Guarantee or any other documents;

(ii)	the financial condition of any Obligor or the Guarantor;

(iii)	the performance and observance by any Obligor or the Guarantor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender, the other Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor, Guarantor and their related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document, the Transaction Security or the Guarantee; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor, the Guarantor and their related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 21.4; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor or the Guarantor of its obligations under the Finance Documents or otherwise.

21.5	Procedure for Assignment

(a)	Subject to the conditions set out in Clause 21.2 (Conditions of Assignment or Transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent and Security Agent execute an otherwise duly completed Assignment Agreement delivered to them by the Existing Lender and the New Lender. The Facility Agent and Security Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by them of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)	The Facility Agent and Security Agent shall only be obliged to execute an Assignment Agreement delivered to them by the Existing Lender and the New Lender upon their completion of all “know your customer” or other checks relating to any person that they are required to carry out in relation to the assignment to such New Lender, acting reasonably and promptly.

(c)	Subject to Clause 21.8 (Pro rata Interest Settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security and the Guarantee); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)	Lenders may utilise procedures other than those set out in this Clause 21.5 to assign their rights under the Finance Documents provided that they comply with the conditions set out in Clause 21.2 (Conditions of Assignment or Transfer).

21.6	Procedure for Transfer

(a)	Subject to the conditions set out in Clause 21.2 (Conditions of Assignment or Transfer) a transfer is effected in accordance with paragraph (c) below when the Facility Agent and Security Agent execute an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent and Security Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by them of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)	The Facility Agent and Security Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once they satisfied they have complied with all necessary “know your customer” or other checks relating to any person that it is required to carry out in relation to the assignment to such New Lender.

(c)	Subject to Clause 21.8 (Pro rata Interest Settlement), on the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender;

(iii)	the Facility Agent, the Calculation Agent, the Security Agent, the Custodian, the New Lender, the Arranger and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security and the Guarantee as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Calculation Agent, the Security Agent, the Custodian and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

21.7	Copy of Transfer Certificate or Assignment Agreement to the Borrower

The Facility Agent shall, as soon as reasonably practicable after it and the Security Agent have executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

21.8	Pro rata Interest Settlement

(a)	If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 21.6 (Procedure for Transfer) or any assignment pursuant to Clause 21.5 (Procedure for Assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the Interest Payment Date in respect of the current Interest Period; and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(B)	the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 21.8, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 21.8 references to "Interest Period" and/or "Interest Payment Date" shall be construed to include a reference to any other period or payment date for accrual of fees.

(c)	An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 21.8 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

21.9	French law provisions

Holdco and the Guarantor expressly agree and confirm that, to the extent that any transfer or assignment effected in accordance with Clause 21 (Changes to the Finance Parties) is deemed to constitute a novation within the meaning of Articles 1329 et seq. of the French Code civil, all the rights of the Lenders against Holdco and the Guarantor (including in relation to any Transaction Security or the Guarantee governed by French law) shall be maintained and will continue in full force and effect in accordance with articles 1334 et seq. of the French Code civil.

21.10	Security Interests Over Lenders’ Rights

In addition to the other rights provided to Lenders under this Clause 21, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

22.	CONFIDENTIALITY

22.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 22.2 (Disclosure of Confidential Information) below and Clause 22.3 (Disclosure to Administration/Settlement Services Providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

22.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	and any other person:

(i)	to (or through) whom that Finance Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as a Facility Agent, Security Agent or a Calculation Agent, as applicable, and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)	with (or through) whom that Finance Party enters into (or may potentially enter into), whether directly or indirectly, any sub participation in relation to, or any other transaction under which payments are to be made or may be made by reference to one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(iii)	with (or through) whom that Finance Party enters into (or may enter into), whether directly or indirectly, any transaction under which payments are to be made, or may be made by reference to, this Agreement and/or the Borrower (including credit protection and/ or hedging transactions, however described);

(iv)	appointed by any Finance Party or by a person to whom paragraph (b)(i) to (iii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 23.17 (Relationship with the Lenders));

(v)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) to (b)(iii) above;

(vi)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)	for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 21.10 (Security Interests Over Lenders’ Rights);

(ix)	to a rating agency or its professional advisers,

(x)	who is a Party; or

(xi)	with the consent of the Borrower;

and

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)	in relation to paragraphs (b)(i) to (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)	in relation to paragraph (b)(v) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)	in relation to paragraphs (b)(vi) to (b)(viii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

(c)	to any person appointed by that Finance Party or by a person to whom paragraph (b)(i), (b)(ii) or (b)(iii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party.

(d)	Notwithstanding anything to the contrary herein, any Finance Party, its affiliates, agents or hedging counterparties may use Confidential Information (together with any Material Non-Public Information received by any Finance Party relating to the Obligors, any Shares, any SDRs or any Issuer) in connection with, or upon, the exercise of remedies hereunder or under any other Finance Document or any action or proceedings relating hereto or any other Finance Document or the enforcement of rights hereunder or thereunder.

(e)	Any Confidentiality Undertaking signed by a Finance Party pursuant to this Clause 21.8 shall supersede any prior confidentiality undertaking signed by such Finance Party for the benefit of the Borrower.

(f)	Notwithstanding any of the provisions of the Finance Documents, the Borrower and the Finance Parties hereby agree that each Party and each employee, representative or other agent of each Party may disclose to any and all persons, without limitation of any kind:

(i)	any information with respect to any obligation to tax authorities in any jurisdiction including the U.S. federal and state income tax treatment of the Facility and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of any Party or any other person named herein, or information that would permit identification of any Party or such other persons, or any pricing terms or other non-public business or financial information that is unrelated to such tax treatment or facts; and

(ii)	all materials of any kind (including opinions or other tax analysis) that are provided to any of the foregoing relating to such tax treatment,

in so far as such disclosure relates to US Federal income tax or such other obligation to another tax authority as applicable.

(g)	Notwithstanding anything to the contrary herein, each Obligor waives any confidentiality obligation that may be applicable to any Finance Party, including, without limitation, any applicable banking secrecy obligation, for the purposes of coordination among the Finance Parties, for the purposes of the Coordination Agreement.

22.3	Disclosure to Administration/Settlement Services Providers

Notwithstanding any other term of any Finance Document or any other agreement between the Parties to the contrary (whether express or implied), any Finance Party may disclose to any person appointed by:

(a)	that Finance Party;

(b)	a person to (or through) whom that Finance Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under this Agreement; and/or

(c)	a person with (or through) whom that Finance Party enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Borrower, to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 22.3 if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for use with Administration/Settlement Services Providers.

22.4	Entire Agreement

This Clause 22 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

23.	THE ADMINISTRATIVE PARTIES

23.1	Appointment of the Facility Agent

(a)	Each of the Lenders and the Arranger appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each of the Lenders and the Arranger authorises the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

23.2	Duties of the Facility Agent

(a)	The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(c)	Without prejudice to Clause 21.7 (Copy of Transfer Certificate or Assignment Agreement to the Borrower), paragraph (a) above shall not apply to any Transfer Certificate or any Assignment Agreement.

(d)	Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)	If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)	If the Facility Agent is aware of the non-payment (subject to any applicable grace or cure period) of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Calculation Agent or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(g)	The Facility Agent will, as soon as is reasonably practicable after it is notified by any Lender of the occurrence of a Mandatory Prepayment Event or Event of Default, deliver a notice to the Borrower under and in accordance with Clause 7.2(b) (Mandatory Prepayment Events) or Clause 20.18 (Acceleration) (as applicable).

(h)	The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

23.3	Role of the Arrangers

Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

23.4	Appointment of the Calculation Agent

(a)	Each of the Lenders appoints the Calculation Agent to act as the Calculation Agent under and in connection with the Finance Documents.

(b)	Each of the Lenders authorises the Calculation Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Calculation Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions, including, without limitation, making all calculations under this Agreement in respect of all applicable Collateral LTV Ratios and related ratios.

23.5	Duties of the Calculation Agent

(a)	In performing the duties, obligations and responsibilities and exercising any of its rights, powers, duties, authorities and discretions under the Finance Documents, including in the making of any determination or the giving of any notices, the Calculation Agent shall act, at all times, in good faith and in a commercially reasonable manner.

(b)	The Calculation Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

23.6	No Fiduciary Duties

(a)	Nothing in this Agreement constitutes a Finance Party as a trustee or fiduciary of any other person other than the Security Agent as trustee of the relevant Finance Parties as provided in Clause 24 (The Security Agent).

(b)	No Administrative Agent or Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

23.7	Business with the Borrower

Any Administrative Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor, the Guarantor and their Affiliates.

23.8	Rights and Discretions

(a)	Each Administrative Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lender or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (iii) (A) above, may assume the truth and accuracy of that certificate.

(b)	Each Administrative Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice or request made by any Obligor (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all Obligors.

(c)	Each Administrative Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)	Without prejudice to the generality of paragraph (c) above or paragraph (e) below, each Administrative Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to that Administrative Agent (and so separate from any lawyers instructed by the Lenders) if the Administrative Agent in its reasonable opinion deems this to be necessary.

(e)	Each Administrative Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Administrative Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	Each Administrative Agent may act in relation to the Finance Documents through its officers, employees and agents.

(g)	Each Administrative Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)	Notwithstanding any other provision of any Finance Document to the contrary, no Administrative Agent or Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)	Notwithstanding any provision of any Finance Document to the contrary, no Administrative Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

23.9	Instructions

(a)	Unless a contrary indication appears in a Finance Document or any other agreement between the Facility Agent and all Lenders, the Facility Agent shall:

(i)	exercise any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by:

(A)	the Majority Lenders; and

(B)	all Lenders if the relevant Finance Document stipulates the decision is an all Lender decision,

(or, if so instructed by the Majority Lenders or all Lenders, as applicable, refrain from exercising any right, power, authority or discretion vested in it as Facility Agent); and

(ii)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders or all Lenders, as applicable.

(b)	Unless a contrary indication appears in a Finance Document or any other agreement between the Facility Agent and all Lenders, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all the Finance Parties other than the Security Agent.

(c)	The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(d)	An Administrative Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, a group of Lenders or the Lenders) until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any associated VAT) which it may incur in complying with those instructions.

(e)	In the absence of instructions from the Majority Lenders where required, (or, if appropriate, the Lenders) each Administrative Agent shall act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(f)	No Administrative Agent is authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under any Transaction Security Document or enforcement of the Transaction Security.

23.10	Responsibility for Documentation

No Administrative Agent or Arranger is responsible or liable for:

(a)	the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by that Administrative Agent or Arranger, any Obligor, the Guarantor or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Guarantee or Transaction Security;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or Guarantee or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security; or

(c)	any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

23.11	No Duty to Monitor

No Administrative Agent shall be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

23.12	Exclusion of Liability

(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of any Administrative Agent), none of the Facility Agent or the Calculation Agent will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;

(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security, other than by reason of its gross negligence or wilful misconduct; or

(iii)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)	No Party (other than the Facility Agent or the Calculation Agent (and not in respect of each other)) may take any proceedings against any officer, employee or agent of the Facility Agent or the Calculation Agent, as applicable, in respect of any claim it might have against the Facility Agent or the Calculation Agent, as applicable, or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, and any officer, employee or agent of the Facility Agent or the Calculation Agent, as applicable, may rely on this Clause 23.12 subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

(c)	None of the Custodian, the Facility Agent or the Calculation Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Custodian, the Facility Agent or the Calculation Agent, as applicable, if the Custodian, the Facility Agent or the Calculation Agent, as applicable, has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Custodian, Facility Agent or the Calculation Agent, as applicable, for that purpose.

(d)	Nothing in this Agreement shall oblige the Custodian, the Arranger, the Facility Agent or the Calculation Agent to carry out (i) any “know your customer” checks, or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent, the Arranger, the Calculation Agent and the Custodian that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Custodian, Arranger or the Facility Agent.

(e)	Without prejudice to any provision of any Finance Document excluding or limiting any Administrative Agent's liability, any liability of an Administrative Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Administrative Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Administrative Agent at any time which increase the amount of that loss. In no event shall the Administrative Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Administrative Agent has been advised of the possibility of such loss or damages.

(f)	No Calculation Agent shall be liable for any damages, costs or losses, any diminution in value, or any liability whatsoever to a Finance Party if that Finance Party, in a separate capacity, or any of its Affiliates, was also a Calculation Agent at the relevant time.

23.13	Lenders’ Indemnity to the Administrative Agents

(a)	Each Lender shall (in proportion to its participation in the Loan Amount or, if the Loan Amount is then zero, to its share of the Loan Amount immediately prior to its reduction to zero) indemnify each Administrative Agent within three (3) Business Days of demand, against any cost, loss or liability (in each case without double counting for any agreed fees already paid by the Borrower) incurred (including, without limitation, for negligence or any other category of liability whatsoever) by that Administrative Agent (otherwise than by reason of that Administrative Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 28.11 (Disruption to Payment Systems etc.), notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent or Calculation Agent (as the case may be) under the Finance Documents (unless, and not to the extent that, the Administrative Agent has been reimbursed by the Borrower pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to any Administrative Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of that Administrative Agent to the Borrower.

(d)	This indemnity given by each Lender (in proportion to its participation in the Loan Amount or, if the Loan Amount is then zero, to its share of the Loan Amount immediately prior to its reduction to zero) under or in connection with this Agreement is a continuing obligation, independent of the relevant Lender's other obligations under or in connection with that or any other document and survives after that document is terminated. It is not necessary for a person to pay any amount or incur any expense before enforcing an indemnity under or in connection with this Agreement or any other document.

23.14	Resignation of an Administrative Agent

(a)	The Facility Agent or the Calculation Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Borrower.

(b)	Alternatively, the Facility Agent or the Calculation Agent may resign by giving thirty (30) days’ notice to the Lenders and the Borrower, in which case the Lenders (after consultation with the Borrower) may appoint a successor Facility Agent or Calculation Agent.

(c)	If the Lenders have not appointed a successor Facility Agent or Calculation Agent (as the case may be) in accordance with paragraph (b) above within thirty (30) days after notice of resignation was given, the Facility Agent or the Calculation Agent (as the case may be) (after consultation with the Borrower) may appoint a successor Facility Agent or Calculation Agent (as the case may be).

(d)	The retiring Facility Agent or Calculation Agent shall, at its own cost, make available to the successor Facility Agent or Calculation Agent (as the case may be) such documents and records and provide such assistance as the successor Facility Agent or Calculation Agent (as the case may be) may reasonably request for the purposes of performing its functions as Facility Agent or Calculation Agent (as the case may be) under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Facility Agent or Calculation Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(e)	The Facility Agent's or Calculation Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)	Upon the appointment of a successor, the retiring Facility Agent or Calculation Agent (as the case may be) shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Administrative Agents) and this Clause 23.14. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)	The Facility Agent or Calculation Agent (as the case may be) shall resign in accordance with paragraph (b) above if on or after the date which is three (3) Months before the earliest FATCA Application Date relating to any payment to the Facility Agent or Calculation Agent (as the case may be) under the Finance Documents, either:

(i)	the Facility Agent or Calculation Agent (as the case may be) fails to respond to a request under Clause 12.7 (FATCA Information) and the Borrower or a Lender reasonably believes that the Facility Agent or Calculation Agent (as the case may be) will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)	the information supplied by the Facility Agent or Calculation Agent (as the case may be) pursuant to Clause 12.7 (FATCA Information) indicates that the Facility Agent or Calculation Agent (as the case may be) will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facility Agent or Calculation Agent (as the case may be) notifies the Borrower and the Lenders that the Facility Agent or Calculation Agent (as the case may be) will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent or Calculation Agent (as the case may be) were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Facility Agent or Calculation Agent (as the case may be), requires it to resign.

23.15	Replacement of Administrative Agent

(a)	Subject to paragraph (b) below, after consultation with the Borrower, the Lenders (not including any Lender that is also, in a separate capacity, Facility Agent or Calculation Agent, or an Affiliate of either, as applicable) may, by giving thirty (30) days’ notice to the Facility Agent or the Calculation Agent replace the Facility Agent or the Calculation Agent by appointing a successor Facility Agent or Calculation Agent.

(b)	After consultation with the Borrower, the 40% Lenders may, by giving one (1) day’s notice to any Qualifying Calculation Agent, replace that Calculation Agent by appointing a successor Calculation Agent. If the Facility Agent is an Impaired Agent, the 40% Lenders (not including any Lender that is also, in a separate capacity, Facility Agent or an Affiliate of the Facility Agent) may, after consultation with the Borrower, replace the Facility Agent immediately, having provided notice to the Facility Agent to that effect.

(c)	Each Calculation Agent shall immediately notify each Lender in writing if it becomes a Qualifying Calculation Agent.

(d)	The retiring Facility Agent or Calculation Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Facility Agent or Calculation Agent such documents and records and provide such assistance as the successor Facility Agent or Calculation Agent may reasonably request for the purposes of performing its functions as Facility Agent or Calculation Agent under the Finance Documents.

(e)	The appointment of the successor Facility Agent or Calculation Agent shall take effect on the date specified in the notice from the Lenders to the retiring Facility Agent or Calculation Agent. As from this date, the retiring Facility Agent or Calculation Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Administrative Agents) and this Clause 23.15 (and any fees for the account of the retiring Facility Agent or Calculation Agent shall cease to accrue from (and shall be payable on) that date).

(f)	Any successor Facility Agent or Calculation Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

23.16	Confidentiality

(a)	In acting as agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.

(c)	Notwithstanding any other provision of any Finance Document to the contrary, no Administrative Agent is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

23.17	Relationship with the Lenders

(a)	Subject to Clause 21.8 (Pro rata Interest Settlement), The Facility Agent may treat each person shown in its records as Lender at the opening of business (in the place of the Facility Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for payments under any Finance Document on that day;

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five (5) Agent Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Each Lender shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the Security Agent exclusively through the Facility Agent and shall not deal directly with the Security Agent.

(c)	Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of this Agreement and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

23.18	Credit Appraisal by the Lenders

Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each Administrative Agent and Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of any Obligor and the Guarantor;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and the Guarantee and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security or the Guarantee;

(c)	whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the Guarantee, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)	the adequacy, accuracy and/or completeness of any information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Collateral, the priority of any of the Transaction Security or the existence of any Security affecting the Collateral or of the Guarantee.

23.19	Administrative Agent’s Management Time

Any amount payable to an Administrative Agent under Clause 14.3 (Indemnity to the Administrative Agents), Clause 16 (Fees, Costs and Expenses) and Clause 23.13 (Lenders' Indemnity to the Administrative Agents) shall include the cost of utilising that Administrative Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as that Administrative Agent has agreed in advance with the Borrower and the Lenders, and is in addition to any fee paid or payable to that Administrative Agent (in each case without double counting for any agreed fees already paid by the Borrower).

23.20	Deduction from Amounts Payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

23.21	Reliance and Engagement Letters

Each Finance Party confirms that the Facility Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Facility Agent) the terms of any reliance letter or engagement letters relating to any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

23.22	Regulatory Position

The Facility Agent is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Nothing in this Agreement shall require the Facility Agent to carry on an activity of the kind specified by any provision of Part II (other than article 5 (accepting deposits)) of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001 or to lend money to the Borrower in its capacity as Facility Agent.

23.23	Money Held as Banker

The Facility Agent shall be entitled to deal with money paid to it by any person for the purposes of this Agreement in the same manner as other money paid to a banker by its customers except that it shall not be liable to account to any person for any interest or other amounts in respect of the money.

23.24	Abatement of fees

The fees, commissions and expenses payable to the Facility Agent for services rendered and the performance of its obligations under this Agreement shall not be abated by any remuneration or other amounts or profits receivable by the Facility Agent (or by any of its associates) in connection with any transaction effected by the Facility Agent with or for the Lenders or the Borrower.

24.	The Security Agent

24.1	Security Agent as Trustee

(a)	The Security Agent declares that it holds the Transaction Security on trust for the Finance Parties on the terms contained in this Agreement.

(b)	Each Finance Party in relation to the Facility appoints the Security Agent to act as its trustee with respect to the Transaction Security Documents.

(c)	Each of the Finance Parties in relation to the Facility authorises the Security Agent in respect of the Facility to sign the Transaction Security Documents for the Facility and to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

24.2	Instructions

(a)	The Security Agent shall at all times act on the instructions of the relevant Lender(s).

(b)	The Security Agent shall:

(i)	subject to paragraphs (e) and (f) below, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the relevant Lender(s); and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

(c)	The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders in respect of the Facility (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives those instructions or that clarification.

(d)	Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under this Agreement and unless a contrary intention appears in this Agreement, any instructions given to the Security Agent by the Majority Lenders in respect of the Facility shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(e)	Paragraph (b) above shall not apply:

(i)	in respect of any provision which protects the Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the Finance Parties including, without limitation, Clause 23.12 (Exclusion of Liability), Clause 24.5 (No Duty to Account), Clause 24.13 (Confidentiality) to Clause 24.19 (Security Agent and Nominees) and Clause 24.22 (Acceptance of Title); or

(ii)	in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under Clause 28.5 (Partial Payments) or any equivalent provision in the Transaction Security Documents.

(f)	If giving effect to instructions given by the relevant Lender(s) in accordance with this Agreement would (in the Security Agent’s opinion) have an effect equivalent to an amendment to this Agreement, the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment.

(g)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where it has not received any instructions as to the exercise of that discretion the Security Agent shall do so having regard to the interests of all the Finance Parties under the Facility in respect of which it is the Security Agent.

(h)	The Security Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(i)	Without prejudice to the provisions of Clause 25 (Enforcement of Transaction Security) and the remainder of this Clause 24.2, in the absence of instructions, the Security Agent may act (or refrain from acting) as it considers in its discretion to be appropriate.

24.3	Duties of the Security Agent

(a)	The Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	The Security Agent shall promptly:

(i)	forward to the Facility Agent a copy of any document received by the Security Agent from the Borrower under any Finance Document; and

(ii)	forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

(c)	Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)	If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Facility Agent.

(e)	To the extent that a Party (other than the Security Agent) is required to calculate a Euro amount of another currency, the Security Agent for the Facility shall upon a request by that Party, promptly notify that Party of the Security Agent’s Spot Rate of Exchange.

(f)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

24.4	No Fiduciary Duties to the Borrower

Nothing in this Agreement constitutes the Security Agent as an agent, trustee or fiduciary of the Borrower.

24.5	No Duty to Account

The Security Agent shall not be bound to account to any other Finance Party for any sum or the profit element of any sum received by it for its own account.

24.6	Rights and Discretions

(a)	The Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from any Finance Parties or any group of Finance Parties in accordance with the terms of this Agreement or otherwise are duly given in accordance with the terms of the Finance Documents;

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (iii) (A) above, may assume the truth and accuracy of that certificate.

(b)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as Security Agent for the Finance Parties) that:

(i)	no Default has occurred; and

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised.

(c)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)	Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by any Finance Party) if the Security Agent in its reasonable opinion deems this to be desirable.

(e)	The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and, except in the case of gross negligence or wilful misconduct of the Security Agent, shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Security Agent may act in relation to the Finance Documents and the Transaction Security through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Agent’s gross negligence or wilful misconduct.

(g)	Unless this Agreement expressly specifies otherwise, the Security Agent may disclose to any other Party any information it reasonably believes it has received as Security Agent under this Agreement.

(h)	Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)	Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

24.7	Responsibility for Documentation

The Security Agent is not responsible or liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent, the Borrower or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

(c)	any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

24.8	Exclusion of Liability

(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent), the Security Agent will not be liable for:

(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security unless directly caused by its gross negligence or wilful misconduct;

(ii)	exercising or not exercising any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security;

(iii)	any shortfall which arises on the enforcement or realisation of the Transaction Security or the Guarantee; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs, losses, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)	No Party (other than the Security Agent) may take any proceedings against any officer, employee or agent of the Security Agent in respect of any claim it might have against the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Security and any officer, employee or agent of the Security Agent may rely on this Clause subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

(c)	Nothing in this Agreement shall oblige the Security Agent to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

24.9	No Duty to Monitor

The Security Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

24.10	Finance Parties’ Indemnity to the Security Agent

(a)	Each Finance Party shall indemnify the Security Agent in respect of the Facility, within three (3) Payment Business Days of demand, against any cost, loss or liability (in each case without double counting for any agreed fees already paid by the Borrower) incurred by any of them (otherwise than by reason of the Security Agent’s gross negligence, fraud, wilful misconduct or material breach of the terms of any Finance Document by the Security Agent) in acting as Security Agent in respect of the Facility under, or exercising any authority conferred under, the Finance Documents (unless the Security Agent has been reimbursed by the Borrower pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrower shall within five (5) Payment Business Days of demand reimburse any Finance Party for any payment that Finance Party makes to the Security Agent pursuant to paragraph (a) above, provided that the relevant Finance Party seeking indemnification shall only be indemnified if it notifies the Borrower in writing within sixty (60) days of the relevant Finance Party becoming aware that it is required to make the relevant payment to the Security Agent (to the extent permitted by law and without being under any obligation to disclose any information which it is not lawfully permitted to disclose).

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Finance Party claims reimbursement relates to a liability of the Security Agent to the Borrower.

24.11	Resignation of the Security Agent

(a)	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice in writing to the Finance Parties and the Borrower.

(b)	Alternatively the Security Agent may resign by giving thirty (30) days’ notice in writing to the Finance Parties and the Borrower, in which case the Lenders may appoint a successor Security Agent.

(c)	If such Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within twenty (20) days after notice of resignation was given, the retiring Security Agent (after consultation with the Facility Agent) may appoint a successor Security Agent.

(d)	The retiring Security Agent shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent in respect of the Facility under the Finance Documents.

(e)	The Security Agent’s resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer of all the Transaction Security to that successor.

(f)	Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of this Clause 24 and Clause 14.3 (Indemnity to the Administrative Agents) (and the Security Agent fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g)	The Security Agent shall resign in accordance with paragraph (b) above if on or after the date which is three (3) Months before the earliest FATCA Application Date relating to any payment to the Security Agent under the Finance Documents, either:

(i)	the Security Agent fails to respond to a request under Clause 12.7 (FATCA Information) and the Borrower or a Lender reasonably believes that the Security Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)	the information supplied by the Security Agent pursuant to Clause 12.7 (FATCA Information) indicates that the Security Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Security Agent notifies the Borrower and the Lenders that the Security Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Security Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Security Agent, requires it to resign.

24.12	Replacement of the Security Agent

(a)	After consultation with the Borrower, the Lenders (not including any Lender that is also, in a separate capacity, Security Agent or an Affiliate of the Security Agent) may, by giving thirty (30) days’ notice to the Security Agent replace the Security Agent by appointing a successor Security Agent, provided that where the Security Agent has refused or failed to enforce the Transaction Security following the receipt of any instruction provided, the Majority Lenders (not including any Lender that is also, in a separate capacity, Security Agent or an Affiliate of the Security Agent) may replace the Security Agent immediately having provided notice to the Security Agent to that effect.

(b)	The retiring Security Agent shall make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.

24.13	Confidentiality

(a)	In acting as agent for the Finance Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

(c)	Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

24.14	Information from the Creditors

Each Finance Party shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agents to perform its functions as Security Agent.

24.15	Security Agent’s Management Time and Additional Remuneration

Any amount payable to each Security Agent under Clause 24.10 (Finance Parties’ Indemnity to the Security Agent), Clause 16 (Fees, Costs and Expenses) or Clause 14.3 (Indemnity to the Administrative Agents) shall include the cost of utilising the Security Agent’s management time or other resources (in each case without double counting for any agreed fees already paid by the Borrower) and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent has agreed in advance with the Borrower and the Finance Parties, and is in addition to any other fee paid or payable to the Security Agent.

24.16	Reliance and Engagement Letters

The Security Agent may obtain and rely on any certificate or report from the Borrower’s auditor and may enter into any reliance letter or engagement letter relating to that certificate or report on such terms as it may consider appropriate (including, without limitation, restrictions on the auditor’s liability and the extent to which that certificate or report may be relied on or disclosed).

24.17	No Responsibility to Perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of the Borrower to any of the Transaction Security;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)	register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)	take, or to require the Borrower to take, any step to perfect its title to any of the Transaction Security or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to the Transaction Security Documents.

24.18	Insurance by Security Agent

(a)	The Security Agent shall not be obliged:

(i)	to insure any of the Transaction Security;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)	Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders requests it to do so in writing and the Security Agent fails to do so within fourteen (14) days after receipt of that request.

24.19	Security Agent and Nominees

The Security Agent may appoint and pay any person to act as the Security Agent or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with the Security Agent this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

24.20	Delegation by the Security Agent

(a)	The Security Agent may, at any time, delegate by power of attorney or otherwise to any person that the Security Agent determines in its sole discretion is reasonably reputable for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)	That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, may, in its discretion, think fit in the interests of the Finance Parties.

(c)	The Security Agent shall not be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

24.21	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers (acting reasonably) that appointment to be in the interests of the Finance Parties;

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent, acting reasonably, deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrower and the Lenders of that appointment.

(b)	Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the relevant Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)	The remuneration that the Security Agent may pay to that person, and any reasonable costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

24.22	Acceptance of Title

Each Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that the Borrower may have to any of the Transaction Security and shall not be liable for, or bound to require the Borrower to remedy, any defect in its right or title.

24.23	Winding Up of Trust

If the Security Agent, with the approval of the Facility Agent, determines that, in respect of the Facility:

(a)	all of the Secured Obligations for the Facility and all other obligations secured by the Transaction Security Documents for the Facility have been fully and finally discharged; and

(b)	no Finance Party under the Facility is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to the Borrower pursuant to the Finance Documents, then:

(i)	the trusts set out in this Agreement shall be wound up insofar as they relate to the Transaction Security for the Facility and the Security Agent shall release, without recourse or warranty, all of the Transaction Security in respect of the Facility and the rights of the Security Agent under each of the Transaction Security Documents for the Facility; and

(ii)	the Security Agent which has resigned pursuant to Clause 24.11 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Transaction Security Document in respect of which it was the Security Agent.

24.24	Powers Supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

24.25	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

25.	Enforcement of Transaction Security

25.1	Enforcement Instructions

(a)	Subject to the Transaction Security having become enforceable in accordance with its terms, the Lenders may give or refrain from giving instructions to the Security Agent to enforce or refrain from enforcing the Transaction Security, the Security Agent may refrain from enforcing the Transaction Security unless instructed in accordance with this Clause 25.1.

(b)	The Security Agent is entitled to rely on and shall comply with instructions given in accordance with this Clause 25.1.

25.2	Manner of Enforcement

If the Transaction Security is being enforced or other action as to Enforcement is being taken pursuant to Clause 25.1 (Enforcement Instructions), the Security Agent shall enforce that Transaction Security or take such other action as to Enforcement in such manner (including where applicable, without limitation, the selection of any administrator (or any analogous officer in any jurisdiction) of the Borrower to be appointed by the Security Agent) as the relevant Lenders shall instruct.

25.3	Exercise of Voting Rights

(a)	To the extent permitted or where provided for under applicable law, each Finance Party (other than the Facility Agent) will cast its vote in any proposal put to the vote by or under the supervision of any judicial or supervisory authority in respect of any insolvency, pre-insolvency or rehabilitation or similar proceedings relating to the Borrower as instructed by the Security Agent.

(b)	The Security Agent shall give instructions for the purposes of paragraph (a) above in accordance with any instructions given to it by the relevant Lenders.

25.4	Enforcement Through Security Agent Only

Subject to Clause 7.6 (Disruption), the Finance Parties shall not, in relation to the Facility, have any independent power to enforce, or have recourse to, any of the Transaction Security for the Facility or to exercise any right, power, authority or discretion arising under the Transaction Security Documents for the Facility except through the Security Agent for the Facility.

25.5	Guarantee Demand

The Security Agent shall not be entitled to make a demand under the Guarantee prior to the occurrence of an Event of Default which has not been waived.

26.	Conduct of Business by the Finance Parties

(a)	No provision of this Agreement will:

(i)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(ii)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(iii)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

(b)	Notwithstanding anything to the contrary herein or in any Finance Document, each Obligor acknowledges that: (i) prior to the Maturity Date, any Lender and its Affiliates may buy or sell Shares, SDRs or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Facility, in each case, that such Lender or its affiliate believes in good faith to comply with applicable securities laws; (ii) any Lender and its affiliates may also be active in the market for such Shares other than in connection with any hedging activities in relation to any Loan; (iii) any Lender shall make its own determination as to whether, when or in what manner any hedging or market activities in the relevant Shares, SDRs or other securities shall be conducted and shall do so in a manner that it deems appropriate (including with respect to applicable securities laws); and (iv) any market activities of any Lender and its affiliates with respect to the relevant Shares or SDRs affect the market price and volatility of the such Shares, as well as the Collateral LTV Ratio, each in a manner that may be adverse to counterparty.

27.	Sharing among the Finance Parties

27.1	Payments to Finance Parties

If a Finance Party (other than in the case of the Security Agent for its own account as Security Agent) (a “Recovering Finance Party”) receives or recovers any amount from the Borrower other than in accordance with Clause 28 (Payment Mechanics) and applies that amount to a payment due by the Borrower only in its capacity as the Borrower under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three (3) Agent Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)	the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 28 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three (3) Payment Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.5 (Partial Payments).

27.2	Redistribution of Payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 28.5 (Partial Payments).

27.3	Recovering Finance Party’s Rights

(a)	On a distribution by the Facility Agent under Clause 27.2 (Redistribution of Payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)	If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the Borrower shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

27.4	Reversal of Redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 27.2 (Redistribution of Payments) shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)	that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

27.5	Exceptions

(a)	This Clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 27, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

28.	Payment Mechanics

28.1	Payments to the Facility Agent

(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender (as applicable) shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent in writing as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in a principal financial centre in a Participating Member State or London with such bank as the Facility Agent specifies.

28.2	Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to an Obligor) and Clause 28.4 (Clawback) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five (5) Agent Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

28.3	Distributions to an Obligor

The Facility Agent may (with the consent of an Obligor or in accordance with Clause 29 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4	Clawback

(a)	Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	Unless paragraph (c) below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

(c)	If the Facility Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)	the Facility Agent shall notify the Borrower of that Lender's identity and the Borrower shall on demand refund it to the Facility Agent; and

(ii)	the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower, shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

28.5	Partial Payments

(a)	If the Facility Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by the Borrower under those Finance Documents, the Facility Agent shall apply that payment towards the obligations of the Borrower under those Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent, the Calculation Agent, the Security Agent under those Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

28.6	No Set-Off the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.7	Business Days

(a)	Any payment which is due to be made on a day that is not a Payment Business Day shall be made on the next Payment Business Day in the same calendar month (if there is one) or, to the extent possible, the preceding Payment Business Day (if there is not) and if not possible, on the first Payment Business Day in the next calendar month.

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

28.8	Currency of Account

(a)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in euro or the currency in which that Loan was made.

(b)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(c)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(d)	Any amount expressed to be payable in a currency other than euro shall be paid in that other currency.

28.9	Change of Currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrower); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

28.10	Impaired Agent

(a)	If, at any time, the Facility Agent becomes an Impaired Agent, the Borrower or a Lender which is required to make a payment under the Finance Documents to the Facility Agent in accordance with Clause 28.1 (Payments to the Facility Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or

(ii)	if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Borrower or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)	A Party which has made a payment in accordance with this Clause 28.10 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)	Promptly upon the appointment of a successor Facility Agent in accordance with Clause 23.15 (Replacement of Administrative Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Facility Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 28.2 (Distributions by the Facility Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

28.11	Disruption to Payment Systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrower that a Disruption Event has occurred:

(a)	the Facility Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

(b)	the Facility Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)	the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Facility Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 34 (Amendments and Waivers);

(e)	the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 28.11; and

(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

28.12	Amounts Paid in Error

(a)	If the Facility Agent pays an amount to another Party and the Facility Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Facility Agent shall on demand refund the same to the Facility Agent.

(b)	Neither:

(i)	the obligations of any Party to the Facility Agent; nor

(ii)	the remedies of the Facility Agent, (whether arising under this Clause 28 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Facility Agent or any other Party).

(c)	All payments to be made by a Party to the Facility Agent (whether made pursuant to this Clause 28 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(d)	In this Agreement, “Erroneous Payment” means a payment of an amount by the Facility Agent to another Party which the Facility Agent determines (in its sole discretion) was made in error.

29.	Set-Off

A Finance Party may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.	Notices

30.1	Communications in Writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by electronic mail or other electronic means, fax or letter.

30.2	Addresses

The address, fax number, telephone numbers and email address(es) (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of each Original Lender:

(i)	[*****]

[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]
[*****]
[*****]

(ii)	[*****]

[*****]	[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]	[*****]
[*****]	[*****]
[*****]
[*****]
[*****]
[*****]	[*****]

[*****]	[*****]

[*****]
[*****]
[*****]
[*****]

[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

[*****]	[*****]

[*****]	[*****]
[*****]
[*****]
[*****]

[*****]	[*****]
[*****]	[*****]
[*****]
[*****]

(b)	in the case of any other Lender, as notified in writing to the Facility Agent on or prior to the date on which it becomes a Party;

(c)	in the case of the Borrower:

[*****]	[*****]

[*****]	[*****]

[*****]	[*****]

[*****]	[*****]

(d)	in the case of Holdco:

[*****]	[*****]

[*****]	[*****]

[*****]	[*****]

[*****]	[*****]

(e)	in the case of the Facility Agent:

[*****]	[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]	[*****]
[*****]
[*****]	[*****]

(f)	in the case of the Calculation Agent:

(i)	[*****]

[*****]	[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]	[*****]
[*****]	[*****]
[*****]
[*****]
[*****]
[*****]	[*****]

(g)	in the case of the Security Agent:

(i)	[*****]

[*****]	[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]	[*****]
[*****]	[*****]
[*****]
[*****]
[*****]
[*****]	[*****]

or any substitute address, fax number, email address(es) or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five (5) Agent Business Days’ notice.

30.3	Delivery

(a)	Subject to paragraph (b) and Clause 30.5 (Electronic Communication) below, any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form;

(ii)	if by way of electronic mail or other electronic means, when the message is sent to the email address(es) specified in Clause 30.2 (Addresses); or

(iii)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Facility Agent, the Calculation Agent, the Security Agent will be effective only when actually received by the Facility Agent, the Calculation Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified in Clause 30.2 (Addresses) (or any substitute department or officer as the Facility Agent, Calculation Agent or Security Agent shall specify for this purpose).

(c)	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(d)	All notices from or to Obligors shall be sent through the Facility Agent other than where a notice is specified under this Agreement as being sent through, from or by the Calculation Agent or a Lender.

(e)	Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above, after 7:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

30.4	Notification of Address and Fax Number

Promptly upon receipt of notification of an address, email address or fax number or change of email address, address or fax number pursuant to Clause 30.2 (Addresses) changing its own email address, address or fax number, the Facility Agent shall notify the other Parties.

30.5	Electronic Communication

(a)	Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website), if those two Parties:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them by not less than five (5) Business Days' notice.

(b)	Any such electronic communication or delivery as specified in paragraph (a) above to be made between the Borrower and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.

(c)	Any such electronic communication or document as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Facility Agent, the Calculation Agent or the Security Agent only if it is addressed in such a manner as the Facility Agent, the Calculation Agent or the Security Agent shall specify for this purpose.

(d)	Any electronic communication or document which becomes effective, in accordance with paragraph (c) above, after 7:00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)	Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 30.5.

30.6	English Language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents (other than any Constitutional Documents and any document to be delivered by a Luxembourg authority) provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

30.7	Communication when Facility Agent is Impaired Agent

If the Facility Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (while the Facility Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Facility Agent has been appointed.

31.	Calculations and Certificates

31.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

31.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

31.3	Day Count Convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

32.	Partial Invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

33.	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Finance Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

34.	Amendments and Waivers

34.1	Required Consents

(a)	Subject to Clause 34.2 (Exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

(c)	Following receipt of the Borrower’s request, the Lenders shall consider in good faith a proposed solvent reorganisation resulting in the transfer of the share capital of the Borrower to an entity of which Xavier Niel holds, whether directly or indirectly through any person, beneficially the Holding Percentage or more of the voting share capital and issued share capital (“New HoldCo”). For the avoidance of doubt, the Lenders shall have no obligation to agree to such reorganisation. The Borrower may implement such solvent reorganisation, provided that the following conditions have been met:

(i)	the Majority Lenders provided their consent to such reorganisation in writing;

(ii)	all Lenders have received the relevant credit and other approvals required pursuant to their internal policies and procedures;

(iii)	the Finance Parties are satisfied that the proposed additional shareholder of the Borrower complies with “know your customer” or other similar checks under all applicable laws and regulations;

(iv)	New HoldCo provides to the Security Agent any Security (in form and substance reasonably satisfactory to the Security Agent but disregarding the effect of new hardening periods) necessary to put the Parties in substantially the same economic position as of the Signing Date; and

(v)	the parties have implemented any amendments to the Finance Documents reasonably required by the Lenders as a result of such reorganisation in form and substance reasonably satisfactory to the Lenders.

34.2	Exceptions

(a)	An amendment or waiver which relates to the rights or obligations of the Facility Agent, the Security Agent or the Calculation Agent (each in their capacity as such) may not be effected without the consent of the Facility Agent, the Security Agent or the Calculation Agent, as the case may be.

(b)	An amendment or waiver or (in the case of a Transaction Security Document) a consent under, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)	a change in currency of payment of any amount under the Finance Documents;

(v)	an increase in any Commitment, or the Total Commitments, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;

(vi)	a change to any Obligor or the Guarantor;

(vii)	any provision which expressly requires the consent of all the Lenders;

(viii)	any waiver or amendment with respect to any Mandatory Prepayment Event, Event of Default or Default (other than an Event of Default) (provided that reference in this paragraph to “Default (other than an Event of Default)” is without prejudice to the Borrower’s right to remedy a Default (other than an Event of Default) as provided in Clause 1.2(f) (Construction));

(ix)	any waiver or amendment with respect to any provision of the Fee and Ratio Letter;

(x)	the definition of “Collateral LTV Ratio” and any provision relating to the Collateral LTV Ratio (including the definitions of the terms “Dividend LTV Ratio 1”, “Dividend LTV Ratio 2” and “Maximum LTV Ratio”);

(xi)	Clause 2.2 (Finance Parties' rights and obligations), Clause 5.1(Delivery of a Utilisation Request), Clause 7.1 (Illegality), Clause 21 (Changes to the Finance Parties), Clause 27.2 (Redistribution of Payments), Clause 28.5 (Partial Payments), this Clause 34.2 (Exceptions), Clause 39 (Governing law) or Clause 40 (Jurisdiction);

(xii)	paragraphs (e)(i) and (g) of Clause 24.2 (Instructions);

(xiii)	(other than as expressly permitted by the provisions of any Finance Document):

(A)	the nature or scope of the Security Assets;

(B)	the manner in which the proceeds of enforcement of the Transaction Security are distributed; or

(C)	the release of any Transaction Security or the Guarantee;

(xiv)	the order of priority or subordination under this Agreement,

shall not be made without the prior consent of all the Lenders.

34.3	Excluded Commitments

(a)	If any Lender fails to respond to a request for a consent, an amendment or waiver described in this Clause 34 (Amendments and Waivers) within 15 Business Days (or such shorter time period in relation any request which the Borrower and the Facility Agent may agree) of that request being made:

(i)	its Commitment shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of the relevant Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

34.4	Replacement of Screen Rate

(a)	Subject to Clause 34.2 (Exceptions), if a Screen Rate Replacement Event has occurred in relation to any Screen Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Benchmark in relation to that currency in place of that Screen Rate; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(B)	enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Benchmark;

(D)	providing for appropriate fall-back (and market disruption) provisions for that Replacement Benchmark; or

(E)	adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation),

(F)	may be made with the consent of the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrower.

In this Clause 34.4:

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Benchmark” means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Screen Rate by:

(i)	the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Benchmark" will be the replacement under sub-paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or

(c)	in the opinion of the Majority Lenders and the Obligors, an appropriate successor to a Screen Rate.

“Screen Rate Replacement Event” means, in relation to a Screen Rate:

(a)	the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders and the Obligors, materially changed;

(b)	any of the following events:

(i)	if:

(A)	the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)	information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

(ii)	the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(iii)	the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or

(c)	the administrator of the Screen Rate determines that the Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fall-back policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Obligors) temporary; or

(ii)	that Screen Rate is calculated in accordance with any such policy or arrangement for a period not less than a Month; or

in the opinion of the Majority Lenders and the Obligors, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

34.5	Replacement of Lender

(a)	If:

(i)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (d) below); or

(ii)	the Borrower becomes obliged to repay any amount in accordance with Clause 7.1 (Illegality) or to pay additional amounts pursuant to Clause 13.1 (Increased Costs), Clause 12.2 (Tax gross-up) or Clause 12.3 (Tax Indemnity) to any Lender, then the Borrower may, on ten Business Days' prior written notice to the Facility Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 21 (Changes to the Finance Parties) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a "Replacement Lender") which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 21 (Changes to the Finance Parties) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender's participation in the Loans and all accrued interest and Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a Lender pursuant to this Clause 34.5 (Replacement of Lender) shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Facility Agent or the Security Agent;

(ii)	neither the Facility Agent nor the Lender shall have any obligation to any Obligor to find a Replacement Lender;

(iii)	in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than ten Business Days after the date on which that Lender is deemed a Non-Consenting Lender;

(iv)	in no event shall the Lender replaced under this Clause 34.5 (Replacement of Lender) be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(v)	the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer.

(c)	A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Facility Agent and the Borrower when it is satisfied that it has complied with those checks.

(d)	In the event that:

(i)	the Borrower or the Facility Agent (at the request of the Borrower) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question requires the approval of all the Lenders; and

(iii)	Lenders whose Commitments aggregate, in the case of a consent, waiver or amendment requiring the approval of all the Lenders, more than 75 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 75 per cent. of the Total Commitments prior to that reduction), have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a "Non-Consenting Lender".

35.	CONFIDENTIALITY OF FUNDING RATES

35.1	Confidentiality and Disclosure

(a)	The Facility Agent and the Obligors agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.

(b)	The Facility Agent may disclose:

(i)	any Funding Rate to the Borrower pursuant to Clause 9.4 (Notification of Rates of Interest); and

(ii)	any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the confidentiality undertaking agreed between the Facility Agent and the relevant Lender.

(c)	The Facility Agent may disclose any Funding Rate, and each Obligor may disclose any Funding Rate, to:

(i)	any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)	any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)	any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender.

35.2	Related Obligations

(a)	The Facility Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

(b)	The Facility Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(i)	of the circumstances of any disclosure made pursuant to Clause 35.1(c)(ii) (Confidentiality and Disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 35.

36.	tERMINATION

Save as otherwise provided in this Agreement, the obligations of the Obligors under this Agreement shall only terminate on the final payment in full of all amounts outstanding under the Finance Documents (including, for the avoidance of doubt, any accrued but unpaid fees, costs and expenses), to the satisfaction of the Facility Agent acting reasonably.

37.	Bail-In

37.1	Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

37.2	Bail-in definitions

In this Clause 37:

"Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

"Bail-In Action" means the exercise of any Write-down and Conversion Powers.

"Bail-In Legislation" means:

(a)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)	in relation to the United Kingdom, the UK Bail-In Legislation; and

(c)	in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.

"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.

"UK Bail-In Legislation" means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

"Write-down and Conversion Powers" means:

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c)	in relation to any other applicable Bail-In Legislation:

(i)	any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

38.	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

39.	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

40.	Enforcement

40.1	Jurisdiction of English Courts

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement, including any non-contractual dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

40.2	Service of Process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor:

(i)	represents and warrants that it has irrevocably appointed Law Debenture Corporate Services Limited, 8th Floor, 100 Bishopsgate London EC2N 4AG as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)	If any person appointed as process agent is unable for any reason to act as agent for service of process, an Obligor must immediately (and in any event within thirty (30) days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

THE ORIGINAL LENDERS

[*****]

Schedule 2

CONDITIONS PRECEDENT

[*****]

Schedule 3

utilisation Request

[*****]

Schedule 4

Form of Transfer Certificate

[*****]

Schedule 5

Form of Assignment Agreement

[*****]

Schedule 6

FORM OF EXTENSION REQUEST LETTER

[*****]

SIGNATURE PAGES

THE BORROWER

ATLAS LUXCO S.À R.L.

By:	/s/ Anthony Maarek

Name:	Anthony Maarek

Title	Manager

By:	/s/ Tigran Khachatryan

Name:	Tigran Khachatryan

Title	Manager

[Signature Page to the Facility Agreement]

HOLDCO

ATLAS INVESTISSEMENT

By:	/s/ Xavier Niel

Name:	Xavier Niel

Title	Président of NJJ Holding itself président of Atlas Investissement

By:

Name:

Title

[Signature Page to the Facility Agreement]

THE LENDERS

[*****]

[Signature Page to the Facility Agreement]

[*****]

[*****]

[Signature Page to the Facility Agreement]

[*****]

[Signature Page to the Facility Agreement]

[*****]

[Signature Page to the Facility Agreement]

THE FACILITY AGENT

[*****]

[Signature Page to the Facility Agreement]

THE ARRANGERS

[*****]

[Signature Page to the Facility Agreement]

[*****]

[Signature Page to the Facility Agreement]

SECURITY AGENT

[*****]

[Signature Page to the Facility Agreement]

THE CALCULATION AGENT

[*****]

[Signature Page to the Facility Agreement]